Exhibit 17(hhhh)

PROSPECTUS MARCH 1, 2006

THE ENTERPRISE GROUP OF FUNDS, INC.

CLASS A, B, C AND Y SHARES

AXA Enterprise Growth Fund

AXA Enterprise Mergers and Acquisitions Fund

This prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission (“SEC”) has not determined that the information in this prospectus is accurate or complete, nor has it approved or disapproved these securities. It is a criminal offense to state otherwise.

INTRODUCTION

The Enterprise Group of Funds, Inc. (“the Corporation”) is comprised of distinct mutual funds, each with its own investment strategy and risk/reward profile. This prospectus describes the Class A, Class B, Class C and Class Y shares of the AXA Enterprise Funds listed on the front page of this prospectus. The AXA Enterprise Growth Fund is a diversified fund; the AXA Enterprise Mergers and Acquisitions Fund is a non-diversified fund. Information on each fund, including investment objectives, investment strategies and investment risks, can be found on the pages following this introduction. In addition, a Glossary of Terms can also be found at the back of this prospectus. The investment objective of a fund is not a fundamental policy and may be changed without a shareholder vote.

The investment manager to each fund is Enterprise Capital Management, Inc. (“ECM” or the “Manager”). The day-to-day portfolio management of each fund is provided by one or more investment sub-advisers selected by ECM. Information regarding ECM and the sub-advisers is included under “Management Team” in this prospectus. ECM may allocate a fund’s assets to additional sub-advisers subject to approval of the Corporation’s board of directors. In addition, ECM monitors each sub-adviser and may, subject to the approval of the Corporation’s board of directors, appoint, dismiss and replace sub-advisers and amend sub-advisory agreements without obtaining shareholder approval. If a new sub-adviser is retained for a fund, shareholders would receive notice of such action. However, ECM may not enter into a sub-advisory agreement with an “affiliated person” of ECM (as that term is defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended (“1940 Act”)) (“Affiliated Adviser”) unless the sub-advisory agreement with the Affiliated Adviser is approved by the affected fund’s shareholders.

The distributor for each fund is Enterprise Fund Distributors, Inc. (the “Distributor”).

An investment in a fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Because you could lose money by investing in these funds, be sure to read all risk disclosures carefully before investing.

Prior to September 3, 2005, the AXA Enterprise Growth Fund was known as the Enterprise Growth Fund and the AXA Enterprise Mergers and Acquisitions Fund was known as the Enterprise Mergers and Acquisitions Fund.

Table of

CONTENTS

Goals, Strategies and Risks

AXA Enterprise Growth Fund	1
AXA Enterprise Mergers and Acquisitions Fund	5

Fund Fees & Expenses
Fund Fees & Expenses	8

More About Investment Strategies & Risks

More About Investment Strategies & Risks	10

Management Team

The Manager and the Sub-advisers	13

Fund Services

Investing in the Funds	16
How Sales Charges are Calculated	17
Ways to Reduce or Eliminate Sales Charges	21
It’s Easy to Open an Account	23
Buying Shares	24
Selling Shares	25
Selling Shares in Writing	27
Exchanging Shares	28
Restrictions on Buying, Selling and Exchanging Shares	29
How Fund Shares are Priced	31
Dividends and Other Distributions	32
Tax Consequences	32
Additional Information	33

Glossary of Terms	35

Financial Highlights	36

AXA ENTERPRISE GROWTH FUND

Manager:	ECM

Sub-adviser:	Montag & Caldwell, Inc.

Key Terms

•	Core Investing — An investment style that includes both the strategies used when seeking either growth companies (those with strong earnings growth) or value companies (those that may be temporarily out of favor or have earnings or assets not fully reflected in their stock price).

•	Large Cap Companies — For purposes of this fund, companies with market capitalization in excess of $5 billion.

Investment Goal

Capital appreciation.

Principal Investment Strategies

Under normal circumstances, the fund invests primarily in equity securities of U.S. large capitalization companies. For purposes of this fund, large capitalization companies include those companies with market capitalization in excess of $5 billion at the time of investment. The fund may also invest in equity securities of small- and mid-capitalization companies.

The fund intends to invest primarily in common stocks, but it may also invest in other securities that the sub-adviser believes will further the fund’s investment objective, such as preferred stocks, warrants and securities convertible into common stock. The sub-adviser utilizes a “growth at a reasonable price” investment approach that combines growth and value style investing. This means that the fund invests in the stocks of companies with long-term earnings potential, but which are currently selling at a discount to their estimated long-term value. This approach is generally lower risk than a typical growth stock approach. Valuation is the key selection criterion that makes the investment style more risk averse than a typical growth stock approach. Also emphasized are growth characteristics to identify companies whose shares are attractively priced and may experience strong earnings growth relative to other companies. The sub-adviser may sell a security for a variety of reasons, such as to invest in a company believed to offer superior investment opportunities.

For temporary defensive purposes, the fund may invest, without limit, in cash, money market instruments or high quality short-term debt securities, including repurchase agreements. To the extent the fund is invested in these instruments, the fund will not be pursuing its investment objective.

Principal Investment Risks

An investment in the fund is not guaranteed; you may lose money by investing in the fund. When you sell your shares of the fund, they could be worth more or less than what you paid for them.

The principal risks presented by the fund are:

•	Equity Risk — Stocks and other equity securities generally fluctuate in value more than bonds and may decline in value over short or extended periods. The value of such securities will change based on changes in a company’s financial condition and in overall market and economic conditions.

•	Issuer-Specific Risk — The value of an individual security or particular type of security can be more volatile than the market as a whole and can perform differently from the market as a whole. The fund could lose all of its investment in a company’s securities.

•	Large-Capitalization Risk — Larger more established companies may be unable to respond quickly to new competitive challenges such as changes in technology and consumer tastes. Many larger companies also may not be able to attain the high growth rate of successful smaller companies, especially during extended periods of economic expansion.

•	Portfolio Management Risk — The risk that the strategies used by a fund’s sub-adviser and its securities selections fail to produce the intended result.

•	Small and Mid-Capitalization Risk — Risk is greater for the securities of small- and mid-capitalization companies because they generally are more vulnerable than larger companies to adverse business or economic developments and they may have more limited resources. The securities of small- and mid-capitalization companies also may trade less frequently and in smaller volume than larger companies. As a result, the value of such securities may be more volatile than the securities of larger companies, and the fund may experience difficulty in purchasing or selling such securities at the desired time and price. In general, these risks are greater for small-capitalization companies than for mid-capitalization companies

•	Sub-adviser Selection Risk — The risk that the Manager’s process for selecting or replacing a sub-adviser and its decision to select or replace a sub-adviser does not produce the intended result.

More information about the risks of an investment in the fund is provided in “More About Investment Strategies & Risks.”

FUND PERFORMANCE

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in the fund’s performance and by comparing the fund’s performance with a broad measure of market performance. Both the bar chart and table below assume reinvestment of dividends and other distributions and may include the effect of expense limitations that were in place during the periods shown. Since ECM may add to, dismiss or replace the sub-adviser in a fund, the fund’s historical performance may cover periods when portions of the fund were advised by different subadvisers. Past performance (before and after taxes) is not an indication of future performance.

Calendar Year Annual Total Returns (Class A)

The following bar chart illustrates the calendar year annual total returns for the fund’s Class A shares. The inception date for the Class A shares of the fund is February 28, 1968. The returns for the fund’s Class B and C shares would be lower than the Class A returns shown in the bar chart because those classes have higher total expenses. In addition, the Class A returns shown in the bar chart do not reflect sales charges, which apply to Class A, B and C shares, but not Class Y shares; if such sales charges were reflected, the returns shown would be lower.

Best quarter	Worst quarter
26.81% (4th Quarter, 1998)	–15.59% (1st Quarter, 2001)

Average Annual Total Returns

for the periods ended December 31, 2005

The table below shows how the average annual total returns (adjusted to reflect applicable sales charges) for each class of the fund (before and after taxes) for the periods shown compare to those of a broad-based index. The table also shows hypothetical total returns that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of fund shares.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns for an investor depend on the investor’s own tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. In some cases, the after-tax returns may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of fund shares at the end of the measurement period.

Average Annual Total Returns (For the periods ended December 31, 2005)	Past 1 Year	Past 5 Years	Past 10 Years*
Class A—Return Before Taxes	0.00%	–4.32%	7.50%
Class A—Return After Taxes on Distributions	0.00%	–4.32%	6.84%
Class A—Return After Taxes on Distributions and Sale of Fund Shares	0.00%	–3.62%	6.40%
Class B—Return Before Taxes	–0.61%	–4.31%	7.55%
Class B—Return After Taxes on Distributions	–0.61%	–4.31%	6.87%
Class B—Return After Taxes on Distributions and Sale of Fund Shares	–0.40%	–3.61%	6.44%
Class C—Return Before Taxes	3.39%	–3.92%	4.33%
Class C—Return After Taxes on Distributions	3.39%	–3.92%	3.77%
Class C—Return After Taxes on Distributions and Sale of Fund Shares	2.20%	–3.29%	3.63%
Class Y—Return Before Taxes	5.40%	–2.96%	7.53%
Class Y—Return After Taxes on Distributions	5.40%	–2.96%	6.83%
Class Y—Return After Taxes on Distributions and Sale of Fund Shares	3.51%	–2.49%	6.38%
Russell 1000 Growth Index**#	5.26%	–3.58%	N/A
S&P 500 Index***	4.91%	0.54%	N/A
#	We believe that this index reflects more closely the market sectors in which the fund invests.
*	The inception date for the Class A shares is February 28, 1968, for the Class B shares is May 1, 1995, for the Class C shares is May 1, 1997 and for the Class Y shares is August 8, 1996. The performance of the fund’s Class C and Y shares for the 10-year period includes the performance of the fund’s Class A shares for periods prior to the inception date of those classes of shares, which for the Class C shares has been restated to reflect the fees and expenses associated with the fund’s Class C shares.
**	This unmanaged broad-based index of common stocks measures the performance of those Russell 1000 Index companies with higher price-to-book ratios and higher forecasted growth values. It includes reinvested dividends and excludes management fees, expenses and taxes. An index does not have an investment advisor and does not pay commissions or expenses. One cannot invest directly in an index.
***	This unmanaged broad-based index includes 500 companies that tend to be leaders in important industries within the U.S. economy. It includes reinvested dividends and excludes management fees, expenses and taxes. An index does not have an investment advisor and does not pay commissions or expenses. One cannot invest directly in an index.

FEES & EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the fund.

Shareholder Fees

(fees paid directly from your investment)

	CLASS A		CLASS B		CLASS C		CLASS Y
Maximum sales charge (load)[1]	4.75%		5.00%		1.00%		None
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	[2]	None		None		None
Maximum deferred sales charge (load) (as a percentage of original purchase price or redemption proceeds, whichever is lower)	None	[3]	5.00%	[4]	1.00%	[5]	None
Redemption fee (as a percentage of amount redeemed, if applicable)[6]	2.00%		2.00%		2.00%		2.00%
Account fee	*		*		*		*

Annual Fund Operating Expenses

(expenses that are deducted from fund assets, as a percentage of average daily net assets)

	CLASS A	CLASS B	CLASS C	CLASS Y
Investment advisory fees	0.73%	0.73%	0.73%	0.73%
Distribution and service (12b-1) fees	0.45%	1.00%	1.00%	None
Other expenses	0.43%	0.43%	0.43%	0.43%
Total annual fund operating expenses	1.61%	2.16%	2.16%	1.16%
Less expense reimbursement[7]	0.01%	0.01%	0.01%	0.01%
Net annual fund operating expenses*	1.60%	2.15%	2.15%	1.15%
[1]	This sales charge includes both the maximum sales charge imposed at the time of purchase and the maximum applicable deferred sales charge.
[2]	This sales charge varies depending upon how much you invest. See “Fund Services.”
[3]	If you buy $1,000,000 or more ($100,000 or more for certain employee benefit plans and $500,000 or more for certain individual retirement accounts) of Class A shares at net asset value and redeem those shares within one year of the date of purchase, a contingent deferred sales charge of 1.00% generally will apply to the redemptions of those shares. See “Fund Services.”
[4]	This sales charge is imposed if you redeem Class B shares within one year of your purchase. A graduated reduced sales charge is imposed if you redeem your shares within six years of purchase. Class B shares automatically convert to Class A shares about eight years after the end of the calendar month in which you purchased them and will be subject to lower expenses. See “Fund Services.”
[5]	This sales charge is imposed if you redeem Class C shares within one year of your purchase. See “Fund Services.”
[6]	If you redeem or exchange shares of the fund after holding them one month or less, a fee of 2.00% of the current net asset value of the shares being redeemed or exchanged generally will be assessed and retained by the fund for the benefit of the remaining shareholders. See “Purchase and Redemption Restrictions on Market-Timers and Active Traders.”
[7]	Pursuant to a contract, the Manager and AXA Equitable Life Insurance Company (“AXA Equitable”), the accounting and compliance agent to the funds, have agreed to make payments or waive their management, fund accounting and compliance and other fees to limit the expenses of the fund through February 28, 2007 (unless the board of directors consents to an earlier revision or termination of this arrangement) (“Expense Limitation Agreement”) so that the Total Annual Fund Operating Expenses of the fund (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) do not exceed 1.60%, 2.15%, 2.15% and 1.15% for Class A, Class B, Class C and Class Y shares, respectively. The Manager and AXA Equitable may be reimbursed the amount of any such payments and waivers in the future provided that the payments or waivers are reimbursed within 3 years of the payment or waiver being made and the combination of the fund’s expense ratio and such reimbursements do not exceed the fund’s expense cap. The Manager and AXA Equitable may discontinue these arrangements at any time after February 28, 2007. For more information on the Expense Limitation Agreement, see “Expense Limitation Agreement.”
*	A portion of the brokerage commissions that the fund pays is used to reduce the fund’s expenses. Including this reduction, the Net Operating Expenses for each of the fund’s Class A, Class B, Class C and Class Y shares for the fiscal year ended October 31, 2005 were 1.59%, 2.14%, 2.14% and 1.14%, respectively.

FEES & EXPENSES

Example

This example is intended to help you compare the direct and indirect costs of investing in each fund with the cost of investing in other mutual funds.

The example assumes that:

•	You invest $10,000 in the fund for the time periods indicated;

•	Your investment has a 5% return each year;

•	The fund’s operating expenses remain the same; and

•	The expense limitation currently in place is not renewed.

This example should not be considered a representation of past or future expenses of the fund. Actual expenses may be higher or lower than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Based on these assumptions, your costs would be:

	CLASS A	CLASS B		CLASS C		CLASS Y
		(1)	(2)	(1)	(2)
1 year	$630	$718	$218	$318	$218	$117
3 years	$958	$1,075	$675	$675	$675	$367
5 years	$1,309	$1,358	$1,158	$1,158	$1,158	$637
10 years	$2,294	$2,353	$2,353	$2,492	$2,492	$1,408
(1)	Assumes redemption at end of period.
(2)	Assumes no redemption at end of period.

AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND

Manager:	ECM

Sub-adviser:	GAMCO Asset Management Inc.

Key Terms

•	Sector Fund — A fund that invests in only a subset of the overall market, in this case the Mergers and Acquisitions sector.

Investment Goal

Capital appreciation.

Principal Investment Strategies

Under normal circumstances, the fund intends to invest primarily in equity securities of companies believed to be likely acquisition targets within 12 to 18 months. The fund also may engage in arbitrage transactions by investing in the equity securities of companies that are involved in publicly announced mergers, takeovers, tender offers, leveraged buyouts, spin-offs, liquidations and other corporate reorganizations. When a company agrees to be acquired by another company, its stock price often quickly rises to just below the stated acquisition price. If the sub-adviser determines that the acquisition is likely to be consummated on schedule at the stated acquisition price, then the fund may purchase the selling company’s securities, offering the fund the possibility of returns in excess of the return on cash equivalents with a limited risk of excessive loss of capital. At times, the stock of the acquiring company also may be purchased or sold short. The fund may hold a significant portion of its assets in cash in anticipation of arbitrage opportunities. The fund may invest in companies of any size and from time to time may invest primarily in companies with large, medium or small market capitalizations. The fund generally invests in securities of U.S. companies, but also may invest 20% of its assets in foreign securities. The fund may engage in various portfolio strategies, including using derivatives, to enhance potential gain.

The fund intends to invest primarily in common stocks, but it may also invest in other securities that the sub-adviser believes provide opportunities for capital appreciation, such as preferred stocks, warrants and securities convertible into common stock. It is expected that the fund will engage in active or frequent trading of portfolio securities to achieve its investment objective. In this connection, it is expected that the fund will have a portfolio turnover rate of 150% or more.

In choosing investments, the sub-adviser searches for the best values on securities that meet the fund’s investment and return requirements, such as the potential for an event or catalyst to occur that enhances a company’s underlying value. The subadviser may sell a security for a variety of reasons, such as when the security is selling in the public market at or near the sub-adviser’s estimate of its private market value or if the catalyst expected to happen fails to materialize.

For temporary defensive purposes, the fund may invest, without limit, in cash, money market instruments or high quality short-term debt securities, including repurchase agreements. To the extent the fund is invested in these instruments, the fund will not be pursuing its investment objective.

Principal Investment Risks

An investment in the fund is not guaranteed; you may lose money by investing in the fund. When you sell your shares of the fund, they could be worth more or less than what you paid for them.

The principal risks presented by the fund are:

•

Derivatives Risk — The fund’s investment in derivatives may rise or fall more rapidly than other investments. These transactions are subject to changes in the value of the underlying security on which such transactions are based. Even a small investment in derivative securities can have a significant impact on the fund’s exposure to stock market values, interest rates or currency exchange rates. Derivatives are subject to a number of risks such as liquidity risk, interest rate risk, market risk, credit risk and portfolio management risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of a derivative may not correlate well with the underlying asset, rate or index. These types of transactions will be used primarily as a substitute for taking a position in the underlying asset and/or for hedging purposes. When a derivative security (a security whose value is based on another security or index) is used as a hedge against an offsetting position that the fund also holds, any loss generated by the derivative security should be substantially offset by gains on the hedged instrument, and vice versa. To the extent that fund uses a derivative security for purposes other than as a hedge, that fund is directly exposed to the risks of that derivative security and any loss generated by the derivative security will not be offset by a gain.

•	Equity Risk — Stocks and other equity securities generally fluctuate in value more than bonds and may decline in value over short or extended periods. The value of such securities will change based on changes in a company’s financial condition and in overall market and economic conditions.

•	Foreign Investing and Emerging Markets Risk — The value of the fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and decreases in foreign currency values relative to the U.S. dollar. Foreign markets also may be less liquid and more volatile than U.S. markets. The risks are greater generally for investments in emerging market issuers than for issuers in more developed countries.

•	Issuer-Specific Risk — The value of an individual security or particular type of security can be more volatile than the market as a whole and can perform differently from the market as a whole. The fund could lose all of its investment in a company’s securities.

•	Large-Capitalization Risk — Larger more established companies may be unable to respond quickly to new competitive challenges such as changes in technology and consumer tastes. Many larger companies also may not be able to attain the high growth rate of successful smaller companies, especially during extended periods of economic expansion.

•	Non-Diversification Risk — As a non-diversified mutual fund, more of the fund’s assets may be focused in the common stocks of a small number of issuers, which may make the value of the fund’s shares more sensitive to changes in the market value of a single issuer or industry than shares of a diversified mutual fund.

•	Portfolio Management Risk — The risk that the strategies used by the sub-adviser and its securities selections fail to produce the intended result.

•	Portfolio Turnover Risk — High portfolio turnover may result in increased transaction costs to the fund, which may result in higher fund expenses and lower total returns. The sale of portfolio securities also may result in the recognition of capital gain, which can create adverse tax results on shareholders when distributed to them, or loss. Given the frequency of sales, any such net gain may be short-term capital gain. Unlike long-term capital gain, short-term capital gain is taxable to individuals at the same rates as ordinary income.

•	Small and Mid-Capitalization Risk — Risk is greater for the securities of small- and mid-capitalization companies because they generally are more vulnerable than larger companies to adverse business or economic developments and they may have more limited resources. The securities of small- and mid-capitalization companies also may trade less frequently and in smaller volume than larger companies. As a result, the value of such securities may be more volatile than the securities of larger companies, and the fund may experience difficulty in purchasing or selling such securities at the desired time and price. In general, these risks are greater for small-capitalization companies than for mid-capitalization companies

•	Sub-adviser Selection Risk — The risk that the Manager’s process for selecting or replacing a sub-adviser and its decision to select or replace a sub-adviser does not produce the intended result.

More information about the risks of an investment in the fund is provided below in “More About Investment Strategies & Risks.”

PERFORMANCE INFORMATION

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in the fund’s performance and by comparing the fund’s performance with a broad measure of market performance. Both the bar chart and table below assume reinvestment of dividends and other distributions and may include the effect of expense limitations that were in place during the periods shown. Since ECM may add to, dismiss or replace the sub-adviser in a fund, the fund’s historical performance may cover periods when portions of the fund were advised by different subadvisers. Past performance (before and after taxes) is not an indication of future performance.

Calendar Year Annual Total Returns (Class Y)

The following bar chart illustrates the calendar year annual total returns for the fund’s Class Y shares. The inception date for the Class Y shares of the fund is February 28, 2001. The returns for the fund’s Class A, B and C shares would be lower than the Class Y returns shown in the bar chart because those classes have higher total expenses. In addition, the Class Y returns shown in the bar chart do not reflect sales charges, which would apply to Class A, B and C shares; if such sales charges were reflected, the returns shown would be lower.

Best quarter	Worst quarter
7.30% (2nd Quarter 2003)	–4.92% (3rd Quarter 2002)

Average Annual Total Returns

for the periods ended December 31, 2005

The table below shows how the average annual total returns (adjusted to reflect applicable sales charges) for each class of the fund (before and after taxes) for the periods shown compare to those of a broad-based index. The table also shows hypothetical total returns that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of fund shares.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns to an investor depend on the investor’s own tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. In some cases, the after-tax returns may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of fund shares at the end of the measurement period.

Average Annual Total Returns (For the periods ended December 31, 2005)	1 Year	Since Inception*
Class A—Return Before Taxes	–0.43%	4.00%
Class A—Return After Taxes on Distributions	–1.80%	3.21%
Class A—Return After Taxes on Distributions and Sale of Fund Shares	–0.13%	2.98%
Class B—Return Before Taxes	–1.01%	4.11%
Class B—Return After Taxes on Distributions	–2.28%	3.33%
Class B—Return After Taxes on Distributions and Sale of Fund Shares	–0.50%	3.08%
Class C—Return Before Taxes	3.08%	4.48%
Class C—Return After Taxes on Distributions	1.81%	3.71%
Class C—Return After Taxes on Distributions and Sale of Fund Shares	2.16%	3.41%
Class Y—Return Before Taxes	5.07%	5.52%
Class Y—Return After Taxes on Distributions	3.48%	4.70%
Class Y—Return After Taxes on Distributions and Sale of Fund Shares	3.45%	4.28%
S&P 500 Index**	4.91%	1.83%
*	Inception date for Classes A, B, C and Y is February 28, 2001.
**	This unmanaged broad-based index includes 500 companies that tend to be leaders in important industries within the U.S. economy. It includes reinvested dividends and excludes management fees, expenses and taxes. An index does not have an investment advisor and does not pay commissions or expenses. One cannot invest directly in an index.

FEES & EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the fund.

Shareholder Fees

(fees paid directly from your investment)

	CLASS A		CLASS B		CLASS C		CLASS Y
Maximum sales charge (load)[1]	4.75%		5.00%		1.00%		None
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	[2]	None		None		None
Maximum deferred sales charge (load) (as a percentage of original purchase price on redemption proceeds, whichever is lower)	None	[3]	5.00%	[4]	1.00%	[5]	None
Redemption fee (as a percentage of amount redeemed, if applicable)[6]	2.00%		2.00%		2.00%		None

Annual Fund Operating Expenses

(expenses that are deducted from fund assets, as a percentage of average daily net assets)

	CLASS A	CLASS B	CLASS C	CLASS Y
Investment advisory fees	0.88%	0.88%	0.88%	0.88%
Distribution and service (12b-1) fees	0.45%	1.00%	1.00%	None
Other expenses	0.38%	0.38%	0.38%	0.38%
Total annual fund operating expenses	1.71%	2.26%	2.26%	1.26%
Less expense reimbursement[7]	0.00%	0.00%	0.00%	0.00%
Net annual fund operating expenses*	1.71%	2.26%	2.26%	1.26%
[1]	This sales charge includes both the maximum sales charge imposed at the time of purchase and the maximum applicable deferred sales charge.
[2]	This sales charge varies depending upon how much you invest. See “Fund Services.”
[3]	If you buy $1,000,000 or more ($100,000 or more for certain employee benefit plans and $500,000 or more for certain individual retirement accounts) of Class A shares at net asset value and redeem those shares within one year of the date of purchase, a contingent deferred sales charge of 1.00% generally will apply to the redemptions of those shares. See “Fund Services.”
[4]	This sales charge is imposed if you redeem Class B shares within one year of your purchase. A graduated reduced sales charge is imposed if you redeem your shares within six years of purchase. Class B shares automatically convert to Class A shares about eight years after the end of the calendar month in which you purchased them and will be subject to lower expenses. See “Fund Services.”
[5]	This sales charge is imposed if you redeem Class C shares within one year of your purchase. See “Fund Services.”
[6]	If you redeem or exchange shares of the fund after holding them one month or less, a fee of 2.00% of the current net asset value of the shares being redeemed or exchanged generally will be assessed and retained by the fund for the benefit of the remaining shareholders. See “Purchase and Redemption Restrictions on Market-Timers and Active Traders.”
[7]	Pursuant to a contract, the Manager and AXA Equitable have agreed to make payments or waive their management, fund accounting and compliance and other fees to limit the expenses of the fund through February 28, 2007 (unless the board of directors consents to an earlier revision or termination of this agreement (“Expense Limitation Agreement”) so that the Total Annual Fund Operating Expenses of the fund (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) do not exceed 1.90%, 2.45%, 2.45% and 1.45% for Class A, Class B, Class C and Class Y shares, respectively. The Manager and AXA Equitable may be reimbursed the amount of any such payments and waivers in the future provided that the payments or waivers are reimbursed within 3 years of the payment or waiver being made and the combination of the fund’s expense ratio and such reimbursements do not exceed the fund’s expense cap. The Manager and AXA Equitable may discontinue these arrangements at any time after February 28, 2007. For more information on the Expense Limitation Agreement, see “Expense Limitation Agreement.”
*	A portion of the brokerage commissions that the fund pays is used to reduce the fund’s expenses. Including this reduction, the Net Operating Expenses for each of the fund’s Class A, Class B, Class C and Class Y shares for the fiscal year ended October 31, 2005 were 1.66%, 2.21%, 2.21% and 1.21%, respectively.

FEES & EXPENSES

Example

This example is intended to help you compare the direct and indirect costs of investing in each fund with the cost of investing in other mutual funds.

The example assumes that:

•	You invest $10,000 in the fund for the time periods indicated;

•	Your investment has a 5% return each year;

•	The fund’s operating expenses remain the same; and

•	The expense limitation currently in place is not renewed.

This example should not be considered a representation of past or future expenses of the fund. Actual expenses may be higher or lower than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Based on these assumptions, your costs would be:

	CLASS A	CLASS B		CLASS C		CLASS Y
		(1)	(2)	(1)	(2)
1 year	$641	$729	$229	$329	$229	$128
3 years	$988	$1,106	$706	$706	$706	$400
5 years	$1,359	$1,410	$1,210	$1,210	$1,210	$692
10 years	$2,398	$2,457	$2,457	$2,595	$2,595	$1,523
(1)	Assumes redemption at end of period.
(2)	Assumes no redemption at end of period.

MORE ABOUT INVESTMENT STRATEGIES & RISKS

Additional Risks

The funds have principal investment strategies that involve certain inherent risks. Each fund’s principal risks are described in its principal investment risks section. The following is a list of additional risks to which each fund may be subject by investing in various types of securities or engaging in various practices. Unless otherwise indicated, each risk applies to all funds.

Below Investment Grade Securities Risk.  Lower rated bonds are especially subject to the risk that the issuer may not be able to pay interest and ultimately to repay the principal upon maturity. Bonds rated below investment grade (i.e., BB or lower by S&P or Ba or lower by Moody’s) are speculative in nature, involve greater risk of default by the issuing entity and may be subject to greater market fluctuations than higher rated fixed income securities. They are usually issued by companies without long track records of sales and earnings, or by those companies with questionable credit strength and they tend to be more greatly affected by economic downturns than issuers of higher grade securities. The retail secondary market for these “junk bonds” may be less liquid than that of higher rated securities and adverse conditions could make it difficult at times to sell certain securities or could result in lower prices than those used in calculating the fund’s net asset value. A fund investing in “junk bonds” may also be subject to greater credit risk because it may invest in debt securities issued in connection with corporate restructuring by highly leveraged issuers or in debt securities not current in the payment of interest or principal or in default.

Credit Quality Risk.  The actual or perceived reduction in the creditworthiness of debt issuers generally will have adverse effects on the values of their debt securities. It is possible that the issuer of a security will not be able to make interest and principal payments when due. Below investment grade bonds involve greater risks of default or downgrade and are more volatile than investment-grade securities. Below investment grade bonds involve a greater risk of price declines than investment-grade securities due to actual or perceived changes to an issuer’s creditworthiness. In addition, issuers of below investment grade bonds may be more susceptible than other issuers to economic downturns. Below investment grade bonds are especially subject to the risk that the issuer may not be able to pay interest and ultimately to repay principal upon maturity. Discontinuation of these payments could substantially adversely affect the price of the bond.

Currency Risk.  The risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. A change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of a fund’s assets and income.

Derivatives Risk.  Derivatives are financial contracts whose value is based on the value of an underlying asset, reference rate or index. A fund’s investment in derivatives may rise or fall more rapidly than other investments. These transactions are subject to changes in the value of the underlying security on which such transactions are based. Even a small investment in derivative securities can have a significant impact on a fund’s exposure to stock market values, interest rates or currency exchange rates. Derivatives are subject to a number of risks such as liquidity risk, interest rate risk, market risk, credit risk and portfolio management risk depending on the type of underlying asset, reference rate or index. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of a derivative may not correlate well with the underlying asset, rate or index. These types of transactions will be used primarily as a substitute for taking a position in the underlying asset and/or for hedging purposes. When a derivative security is used as a hedge against an offsetting position that a fund also holds, any loss generated by the derivative security should be substantially offset by gains on the hedged instrument, and vice versa. To the extent that a fund uses a derivative security for purposes other than as a hedge, that fund is directly exposed to the risks of that derivative security and any loss generated by the derivative security will not be offset by a gain.

Foreign Investing and Emerging Markets Risks.  The value of a fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the U.S. dollar. Foreign markets also may be less liquid and more volatile than U.S. markets. These risks are greater generally for investments in emerging market issuers than for issuers in more developed countries.

Illiquid and Restricted Securities Risk.  Each of the funds may invest in illiquid and restricted securities. Illiquid securities are securities that a fund cannot sell on an open market. This means that a fund might not be able to sell an illiquid security when it desires and that it might be difficult to value such a security. Restricted securities are securities that are subject to contractual restrictions on resale. Such a restriction could limit a security’s liquidity.

Information Risk.  The risk that key information about a security is inaccurate or unavailable.

MORE ABOUT INVESTMENT STRATEGIES & RISKS (cont’d)

Interest Rate Risk.  When interest rates decline, the value of a fund’s debt securities generally rises. Conversely, when interest rates rise, the value of a fund’s debt securities generally declines. The magnitude of the decline will often be greater for longer-term debt securities than shorter-term debt securities.

Initial Public Offering (“IPO”) Risk.  A fund that purchases securities issued in an IPO is subject to the risk that the value of the securities may rise or fall more rapidly than other investments. Prior to an IPO, there is generally no public market for an issuer’s common stock. There can be no assurance that an active trading market will develop or be sustained following the IPO, therefore, the market price for the securities may be subject to significant fluctuations and a fund may be affected by such fluctuations. In addition, securities issued in an IPO are often issued by a company that may be in the early stages of development with a history of little or no revenues and such company may operate at a loss following the offering. A fund’s ability to obtain shares of an IPO security may be substantially limited in the event of high demand for the securities and there is no guarantee that the fund will receive an allocation of shares. To the extent a fund invests in IPOs, a significant portion of its returns may be attributable to its investments in IPOs, which have a magnified impact on funds with small asset bases. There is no guarantee that as those funds’ assets grow they will continue to experience substantially similar performance by investing in IPOs.

Lending Risk.  If a fund lends securities, there is a risk that the securities will not be available to the fund on a timely basis, and the fund, therefore, may lose the opportunity to sell the securities at a desirable price. In addition, as with other extensions of secured credit, there is the risk of possible delay in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially.

Leverage Risk.  The risk associated with securities or practices (e.g., borrowing) that multiply small price movements into large changes in value.

Liquidity Risk.  The risk that certain securities may be difficult or impossible to sell at the time and the price that the seller would like. This may result in a loss or may be costly to a fund.

Market Risk.  The risk that the securities markets will move down, sometimes rapidly and unpredictably based on overall economic conditions and other factors.

Opportunity Risk.  The risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less profitable investments.

Political Risk.  The risk of losses directly attributable to government or political actions.

Portfolio Turnover Risk.  High portfolio turnover may result in increased transaction costs to a fund, which may result in higher fund expenses and lower total returns. The sale of portfolio securities also may result in the recognition of capital gains, which can create adverse tax results on shareholders when distributed to them, or loss. Given the frequency of sales, any such net gain may be short-term capital gain. Unlike long-term capital gain, short-term capital gain is taxable to individuals at the same rates as ordinary income.

Repurchase Agreements Risk.  A fund may enter into repurchase agreements under which a fund purchases a security that a seller has agreed to repurchase from the fund at a later date at the same price plus interest. If a seller defaults and the security declines in value, the fund might incur a loss. If the seller declares bankruptcy, a fund may not be able to sell the security at the desired time.

Security Risk.  The risk that the value of a security may move up and down, sometimes rapidly and unpredictably based upon changes in a company’s financial condition as well as overall market and economic conditions.

Short Sale Risk.  A “short sale” is the sale by a fund of a security which has been borrowed from a third party on the expectation that the market price will drop. If the price of the security rises, the fund may have to cover short positions at a higher price than the short sale price, resulting in a loss.

Special Situations Risk.  The Mergers & Acquisitions Fund may use aggressive investment techniques, including seeking to benefit from “special situations,” such as mergers, reorganizations, or other unusual events expected to affect a particular issuer. There is a risk that the “special situation” might not occur, which could have a negative impact on the price of the issuer’s securities and fail to produce gains or produce a loss for the fund.

Unseasoned Companies Risk.  The funds may invest in small unseasoned companies. These are companies that have been in operation less than three years, including operation of any predecessors. These securities may have limited liquidity and their prices may be very volatile.

Valuation Risk.  The risk that a fund has valued certain securities higher than it can sell them for.

MORE ABOUT INVESTMENT STRATEGIES & RISKS (cont’d)

Additional Investment Strategies

The following is a list of additional investment strategies. Unless otherwise indicated, each investment strategy applies to all the funds. For further information about the investment strategies, see the funds’ Statement of Additional Information (“SAI”).

Derivatives.  The funds can use “derivative” instruments to seek enhanced returns or to try to hedge investment risks, although it is not anticipated that they will do so to a significant degree. In general terms, a derivative instrument is an investment contract whose value depends on (or is derived from) the value of an underlying asset, interest rate or index. Options, futures contracts and forward are examples of “derivatives.”

Foreign Investing.  The funds may invest in foreign securities, including depositary receipts of foreign based companies, including companies based in developing countries.

Initial Public Offerings (“IPOs”).  The funds may participate in the IPO market, and a significant portion of those funds’ returns may be attributable to their investment in IPOs, which have a magnified impact on funds with small asset bases. There is no guarantee that as those funds’ assets grow they will continue to experience substantially similar performance by investing in IPOs.

Portfolio Turnover.  The funds do not restrict the frequency of trading to limit expenses or to minimize the tax effect that a fund’s distributions may have on shareholders. The funds may engage in active and frequent trading of portfolio securities to achieve their principal investment strategies. It is expected that the Mergers & Acquisitions Fund may have a high portfolio turnover rate. Frequent trading can result in a portfolio turnover in excess of 100% (high portfolio turnover).

Securities Lending.  For purposes of realizing additional income, a fund may lend its portfolio securities to broker- dealers approved by the Corporation’s board directors. Generally, any such loan of portfolio securities will be continuously secured by collateral at least equal to the value of the security loaned. Such collateral will be in the form of cash, marketable securities issued or guaranteed by the U.S. Government or its agencies, or a standby letter of credit issued by qualified banks. Loans will only be made to firms deemed by the Manager to be of good standing and will not be made unless, in the judgment of the sub-adviser, the consideration to be earned from such loans would justify the risk.

Short Sales.  The funds may engage in short sales. A “short sale” is the sale by a fund of a security which has been borrowed from a third party on the expectation that the market price will drop. If the price of the security drops, the fund will make a profit by purchasing the security in the open market at a lower price than at which it sold the security. If the price of the security rises, the fund may have to cover short positions at a higher price than the short sale price, resulting in a loss. The funds generally will only engage in covered short sales. In a covered short sale, a fund either (1) borrows and sells securities it already owns (also known as a short sale “against the box”), or (2) designates on the records of the Sub-adviser or with the Corporation’s custodian, cash, U.S. government securities, or other liquid securities in an amount equal to the market value of the securities sold short.

MANAGEMENT TEAM

The Manager and the Sub-advisers

The Manager

ECM, Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, GA 30326-1022, serves as the manager of each Fund. ECM is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company.

As manager, ECM has a variety of responsibilities for the general management and administration of the Corporation and the funds, including the selection of sub-advisers. The Manager plays an active role in monitoring each fund and sub-adviser and uses portfolio analytics systems to strengthen its evaluation of performance, style, risk levels, diversification and other criteria. The Manager also monitors each sub-adviser’s portfolio management team to ensure that investment activities remain consistent with the funds’ investment style and objectives.

Beyond performance analysis, the Manager monitors significant changes that may impact the sub-adviser’s overall business. The Manager monitors continuity in the sub-adviser’s operations and changes in investment personnel and senior management. The Manager also performs due diligence reviews with each sub-adviser no less frequently than annually.

In its capacity as manager, ECM obtains detailed, comprehensive information concerning fund and sub-adviser performance and fund operations that is used to oversee and monitor the sub-advisers and fund operations. A team is responsible for conducting ongoing investment reviews with each sub-adviser and for developing the criteria by which fund performance is measured.

The Manager selects sub-advisers from a pool of candidates, including its affiliates, to manage the funds. The Manager may appoint, dismiss and replace sub-advisers responsible for managing a fund’s assets subject to the approval of the Corporation’s board of directors. The Manager recommends sub-advisers for each fund to the board of directors based upon its continuing quantitative and qualitative evaluation of each sub-adviser’s skills in managing assets pursuant to specific investment styles and strategies. Unlike many other mutual funds, the funds are not associated with any one portfolio manager, and seek to benefit from different specialists selected from the investment management industry. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a sub-adviser, and the Manager does not expect to recommend frequent changes of sub-advisers.

ECM has received an exemptive order from the SEC to permit it and the board of directors to appoint, dismiss and replace a fund’s sub-advisers and to amend the sub-advisory agreements between ECM and the sub-advisers without obtaining shareholder approval. Accordingly, ECM is able, subject to the approval of the board of directors, to appoint, dismiss and replace sub-advisers and to amend sub-advisory agreements without obtaining shareholder approval. If a new sub-adviser is retained for a fund, shareholders would receive notice of such action. However, ECM may not enter into a sub-advisory agreement with an Affiliated Adviser unless the sub-advisory agreement with the Affiliated Adviser, including compensation, is also approved by the affected fund’s shareholders.

The Sub-advisers

Each fund’s investments are selected by a sub-adviser. The following describes each fund’s sub-adviser, portfolio manager(s) and each portfolio manager’s business experience. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of securities in the funds is available in the SAI.

GAMCO Asset Management Inc. (“GAMCO”) serves as the sub-adviser to the Mergers and Acquisitions Fund. GAMCO and its predecessor, Gabelli & Company, Inc., have provided investment advisory services since 1977. GAMCO is a wholly owned subsidiary of Gabelli Asset Management Inc. As of December 31, 2005, GAMCO had approximately $26.8 billion in assets under management.

Montag & Caldwell, Inc. (“Montag & Caldwell”) serves as the sub-adviser to the Growth Fund. Montag & Caldwell has been engaged in the business of providing investment counseling to individuals and institutions since 1945 and is a subsidiary of ABN AMRO Asset Management Holdings, Inc., which is a wholly owned subsidiary of ABN AMRO North America Holding Company. As of December 31, 2005, Montag & Caldwell had approximately $23 billion in assets under management.

MANAGEMENT TEAM

The Manager and the Sub-advisers (cont’d)

Fund	Sub-adviser(s) and Portfolio Manager(s)	Business Experience
AXA Enterprise Growth Fund	Montag & Caldwell, Inc. (“Montag & Caldwell”) 3455 Peachtree Road, N.E. Suite 1200 Atlanta, Georgia 30326-3248 Portfolio Manager Ronald E. Canakaris	Ronald E. Canakaris, President and Chief Investment Officer of Montag & Caldwell, is responsible for the day-to-day investment management of the Growth Fund and has more than 34 years’ experience in the investment industry. He has been President and Chief Investment Officer of Montag & Caldwell since 1984 and Chief Executive Officer since 1997.
AXA Enterprise Mergers and Acquisitions Fund	GAMCO Asset Management Inc. (“GAMCO”) One Corporate Center Rye, New York 10580 Portfolio Manager Mario G. Gabelli	Mario G. Gabelli has served as Chief Investment Officer of GAMCO since its inception in 1977 and is responsible for the day-to-day management of the Mergers and Acquisitions Fund. He has more than 36 years’ experience in the investment industry.

Management Fees

Each fund pays a fee to ECM for management services. For the fiscal year ended October 31, 2005, each fund paid a management fee (as a percentage of each fund’s average daily net assets) at the following annual rates:

Name of Fund	Fee (as a percentage of average net assets)
AXA Enterprise Growth Fund	0.75%
AXA Enterprise Mergers and Acquisitions Fund	0.90%

A discussion regarding the basis for the decision by the Corporation’s board of directors to approve the investment management agreement with ECM and each agreement with the Sub-advisers is available in the Corporation’s Semi-Annual Report to Shareholders dated April 30, 2005.

The sub-advisers are paid by ECM. Changes to the sub-advisory fees may be negotiated, which could result in an increase or decrease in the amount of management fee retained by ECM, without shareholder approval.

AXA Equitable provides fund accounting and compliance services to the Corporation, including coordination of the Corporation’s audit, financial statements and tax returns, expense management and budgeting, legal administrative services and compliance monitoring, portfolio accounting services (including daily net asset value accounting), operational risk management, and oversight of the Corporation’s proxy voting policies and procedures and anti-money laundering program. For these services, each fund pays AXA Equitable a fee at an annual rate of 0.055% of the fund’s total average net assets.

MANAGEMENT TEAM

The Manager and the Sub-advisers (cont’d)

Expense Limitation Agreement

In the interest of limiting until February 28, 2007 (unless the board of directors consents to an earlier revision or termination of this arrangement) the expenses of each fund, the Manager and AXA Equitable have entered into an expense limitation agreement with the Corporation with respect to the funds (“Expense Limitation Agreement”). Pursuant to the Expense Limitation Agreement, the Manager and AXA Equitable have agreed to waive or limit their management, fund accounting and compliance and other fees and to assume other expenses so that the total annual operating expenses of each fund (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of each fund’s business), are limited to the following respective expense ratios:

	Total Expenses Limited to (% of daily net assets)
FUNDS	A	B	C	Y
AXA Enterprise Growth Fund	1.60%	2.15%	2.15%	1.15%
AXA Enterprise Mergers and Acquisitions Fund	1.90%	2.45%	2.45%	1.45%

The Manager and AXA Equitable may be reimbursed the amount of any such payments or waivers in the future provided that the payments or waivers are reimbursed within three years of the payment or waiver being made and the combination of the fund’s expense ratio and such reimbursements do not exceed the fund’s expense cap. If the actual expense ratio is less than the expense cap and the Manager and AXA Equitable have recouped all eligible previous payments made, the fund will be charged such lower expenses.

FUND SERVICES

Investing in the Funds

Choosing a Share

Each fund offers Class A, Class B, Class C and Class Y shares to the public. The funds are not designed for market-timers, see the section entitled “Purchase and Redemption Restrictions on Market-Timers and Active Traders.” Each class of shares has different costs associated with buying, selling and holding fund shares. Your broker or other financial professional can assist you in selecting which class of shares best meets your needs based on such factors as the size of your investment and the length of time you intend to hold your shares.

The table below summarizes the key features of each class of shares. They are described in more detail below. Information regarding the sales charges for each class of shares of the funds as well as additional information regarding each class of shares of the funds also is available free of charge and in a clear and prominent format at www.axaenterprise.com in the “Funds — Fund Information and Details” portion of the website. From the website description, a hyperlink will take you directly to this disclosure. Additional information regarding sales loads is available in the SAI.

	Class A	Class B	Class C	Class Y
• Availability?	• Generally available through most investment dealers.	• Available only to investors making a single purchase of less than $100,000.	• Available only to investors making a single purchase of less than $1,000,000.	• Available only to certain types of investors purchasing $1,000,000 or more.
• Initial Sales Charge?

•   Yes. Payable at time of purchase. Lower sales charges available for larger investments. If certain employee benefit plans qualified under Sections 401, 403 and 408 of the Internal Revenue Code, or participants of such plans, invest $100,000 or more ($500,000 or more, in the case of Traditional IRAs, IRA rollovers, Coverdell ESAs or Roth IRAs) or if you invest $1,000,000 or more in Class A shares, no initial sales charge applies to those shares.

		• No. Entire purchase is invested in shares of a fund.	• No. Entire purchase is invested in shares of a fund.	• No. Entire purchase is invested in shares of a fund.
• Contingent Deferred Sales Charge (“CDSC”)?

•   No. However, under certain circumstances, we will charge a CDSC if you sell shares within 12 months of purchasing them and you did not pay an initial sales charge on such purchases. If the entire plan or you redeem the shares within 12 months of the end of the calendar month of their purchase, the plans or you will be charged a CDSC of 1%. The dealer discount or agency fee as a percentage of the offering price for these purchases of less than $5,000,000 of Class A shares will be 1%. See “Fund Services — How Sales Charges are Calculated.”

		• Yes. Payable if you redeem your shares within six years of purchase. Amount of CDSC gradually decreases over time.	• Yes. Payable if you redeem your shares within one year of purchase.	• No.
• Distribution and Service Fees?	• 0.20% distribution fee and 0.25% service fee.	• 0.75% distribution fee and 0.25% service fee.	• 0.75% distribution fee and 0.25% service fee.	• No.
• Conversion to Class A shares?	• (Not applicable.)	• Yes, automatically after eight years.	• No.	• No.

FUND SERVICES

How Sales Charges are Calculated

Class A Shares

The price that you pay when you buy Class A shares (the “offering price”) is their net asset value plus a sales charge (sometimes called a “front-end sales charge”), which varies depending upon the size of your purchase. No initial sales charge applies to Class A shares you receive through reinvestment of dividends or distributions.

Class A Sales Charges

Your Investment*	As a % of offering price	As a % of your investment	Dealer Discount or Agency Fee as a % of Offering Price**
Up to $ 99,999	4.75%	4.99%	4.00%
$100,000 up to $249,999***	3.75%	3.90%	3.00%
$250,000 up to $499,999***	2.50%	2.56%	2.00%
$500,000 up to $999,999***	2.00%	2.04%	1.50%
$1,000,000 and up***	None	None	1% of the first $4.99 million; 0.75% of amounts from $5-19.99 million; 0.50% of amounts from $20 million to $100 million; 0.25% of amounts in excess of $100 million.
*	In determining the amount of your investment and the applicable sales charge, we will include all shares you are currently purchasing in all of the AXA Enterprise Funds. For more information on reducing or eliminating sales charges, please see “Ways to Reduce or Eliminate Sales Charges.”
**	The Distributor will compensate dealers in connection with purchases of Class A shares. From time to time, the Distributor may hold special promotions for specified periods during which the Distributor may reallow dealers up to the full sales charges shown above. In addition, the Distributor may sponsor sales contests and provide to all qualifying dealers, from its own profits and resources, additional compensation, as described below in the section entitled “Compensation to Securities Dealers.”
***	If certain employee benefit plans qualified under Sections 401, 403 and 408 of the Internal Revenue Code, or participants of such plans, invest $100,000 or more ($500,000 or more, in the case of Traditional IRAs, IRA rollovers, Coverdell ESAs or Roth IRAs) or if you invest $1,000,000 or more in Class A shares, no initial sales charge applies to those shares. However, if the entire plan or you redeem the shares within 12 months of the end of the calendar month of their purchase, the plans or you will be charged a CDSC of 1%. The dealer discount or agency fee as a percentage of the offering price for these purchases of less than $5,000,000 of Class A shares will be 1%.

FUND SERVICES

How Sales Charges are Calculated (cont’d)

Class B Shares

Class B shares are sold at net asset value, without any sales charges at the time of purchase. However, there may be a CDSC on shares that is payable upon redemption. The holding period for purposes of timing the conversion to Class A shares and determining the CDSC will continue to run after an exchange to Class B shares of another AXA Enterprise Fund (as defined under “Fund Services — Exchanges Shares”). The funds will not accept single purchase orders for Class B shares over $100,000. The amount of the CDSC declines as you hold your shares over time, according to the following schedule.

Holding period after purchase	% deducted when shares are sold
Up to one year	5.00%
Over one year up to two years	4.00%
Over two years up to three years	4.00%
Over three years up to four years	3.00%
Over four years up to five years	2.00%
Over five years up to six years	1.00%
More than six years	None

Your Class B shares will automatically convert to Class A shares of the same fund eight years after the end of the calendar month in which your purchase order for Class B shares was accepted. A pro rata portion of any Class B shares acquired through reinvestment of dividends or distributions will convert along with Class B shares that were purchased. Class A shares are subject to lower expenses than Class B shares. The conversion of Class B to Class A is not a taxable event for federal income tax purposes.

How the CDSC is Applied to Your Shares

The CDSC is a sales charge you pay when you redeem certain fund shares. The CDSC:

•	is calculated based on the number of shares you are selling;
•	is based on either your original purchase price or the then-current net asset value of the shares being sold, whichever is lower;
•	is deducted from the proceeds of the redemption, not from the amount remaining in your account, unless otherwise directed by you;
•	for year one applies to redemptions through the day one year after the date on which your purchase was accepted, and so on for subsequent years; and
•	is applied to your shares at the time of sale based on the schedule applicable to those shares when you bought them.

A CDSC Will Not be Charged On

•	increases in net asset value above the purchase price;
•	shares you acquired by reinvesting your dividends or capital gain distributions; or
•	exchanges of shares of one fund for shares of the same class of another fund.

To keep your CDSC as low as possible, each time you request to sell shares we will first sell any shares in your account that carry no CDSC. If there are not enough of these shares available to meet your request, we will sell the shares in the order purchased.

FUND SERVICES

How Sales Charges are Calculated (cont’d)

Class C Shares

Class C shares are sold at net asset value. However, there is a CDSC on shares that is payable on redemptions made within one year of the date of purchase. The holding period for purposes of determining the CDSC will continue to run after an exchange to Class C shares of another AXA Enterprise Fund. The funds will not accept single purchase orders for Class C shares over $1,000,000. For more information regarding the application of the CDSC to Class C shares, see “How the CDSC is Applied to Your Shares” and “A CDSC Will Not Be Charged On.”

Class C Contingent Deferred Sales Charges

Holding period after purchase	% deducted when shares are sold
One year	1.00%
Thereafter	0.00%

Class Y Shares

Investors who purchase Class Y shares do not pay sales charges. The ongoing expenses for Class Y shares are the lowest of all the classes because there are no ongoing 12b-1 distribution or service fees.

Class Y shares are sold at net asset value and have no sales charge. Only specific types of investors can purchase Class Y shares. The minimum investment amount for purchasing Class Y shares generally is $1,000,000. You may be eligible to purchase Class Y shares if you:

•	Are a corporation, bank, savings institution, trust company, insurance company, pension fund, employee benefit plan, professional firm, trust, estate or educational, religious or charitable organization;

•	Are an investment company registered under the 1940 Act;

•	Are an employee of AXA Financial, Inc. or its subsidiaries or an immediate family member of such employee (not subject to 1,000,000 minimum investment amount);

•	Are a wrap account client of an eligible broker-dealer (not subject to $1,000,000 minimum investment amount);

•	Are a present or former director of Enterprise Group of Funds or a spouse or minor child of any such director or any corporation, IRA or retirement plan account for the benefit of any such person or relative or the estate of any such person or relative (not subject to $1,000,000 minimum investment amount); or

•	Are a financial institutional buyer.

Compensation to Securities Dealers

The funds are distributed by Enterprise Fund Distributors, Inc. (the “Distributor”). As noted above, for distribution and shareholder services, investors pay sales charges (front-end or deferred) and the funds, on behalf of Class A, Class B and Class C shares, pay ongoing 12b-1 fees (consisting of the annual service and/or distribution fees of a plan adopted by a fund pursuant to Rule 12b-1 under the 1940 Act) to the Distributor. The sales charges are detailed in the section entitled “Fund Services — How Sales Charges are Calculated.” The Distributor pays a portion of or the entire sales charge paid on the purchase of Class A shares to the selling dealers. The Distributor may also pay sales commissions to selling dealers at a rate equal to or in excess of the amounts the dealers receive for sales of Class A shares when they sell Class B and Class C shares. The Distributor may also pay selling dealers on an ongoing basis for services and distribution. The Class A, Class B and Class C shares each pay an annual service fee of 0.25% of their average daily net assets to compensate the Distributor for providing services to shareholders of those classes and/or maintaining shareholder accounts for those classes. In addition to this service fee, Class A shares pay an annual distribution fee of 0.20% of their average daily net assets, and Class B and Class C shares pay an annual distribution fee of 0.75% of their average daily net assets. The compensation the Distributor receives is for services rendered and expenses borne in connection with activities primarily intended to result in the sale of shares, including printing and mailing of the Corporation’s prospectuses, statements of additional information (including any supplements thereto) and shareholder reports, compensation to financial intermediaries and broker-dealers and holding seminars and sales meetings with wholesale and retail sales personnel assigned to promote the distribution of shares. Because these distribution fees are paid out of the fund’s assets on an ongoing basis, the fees for Class B and Class C shares will increase the cost of your investment and may cost you more than paying the front-end sales charge on Class A shares.

FUND SERVICES

How Sales Charges are Calculated (cont’d)

From time to time, the Distributor may accept financial support from sub-advisers for marketing, education and training programs.

In addition to the sales charges paid by investors and the distribution and service fees paid by the funds, the Distributor (or one of its affiliates) may make payments out of its own resources to provide additional compensation to selling dealers and other persons who sell shares of the funds and other mutual funds distributed by the Distributor (collectively “Dealers”). Such payments, which are sometimes referred to as “revenue sharing,” may be calculated by reference to the gross sales price of shares sold by such persons, the net asset value of shares held by the customers of such persons, or otherwise. Additional payments to these Dealers, may, but are not normally expected to, exceed in the aggregate 0.25% of total sales and/or 0.12% of the average daily net asset value of the fund shares attributable to a particular Dealer.

The additional payments to such Dealers are negotiated based on a number of factors including, but not limited to, reputation in the industry, ability to attract and retain assets, target markets, customer relationships and quality of service. No one factor is determinative of the type or amount of additional compensation to be provided. The amount of these payments, as determined from time to time by the Distributor in its sole discretion, may be different for different Dealers. These additional payments are made by the Distributor and its affiliates and do not increase the amount paid by you or the funds as shown under the heading “Fees and Expenses” in the Fund Profiles.

Such payments are intended to provide additional compensation to Dealers for various services, including without limitation, providing periodic and ongoing education and training of Dealer personnel regarding the funds; disseminating to Dealer personnel information and product marketing materials regarding the funds; explaining to clients the features and characteristics of the funds; conducting due diligence regarding the funds; providing reasonable access to sales meetings, sales representatives and management representatives of the Dealer; granting reasonable access to the Dealer’s financial advisors and consultants; and furnishing marketing support and other services. Additional compensation also may include non-cash compensation, financial assistance to Dealers in connection with conferences, seminars for the public and advertising campaigns, technical and systems support and reimbursement of ticket charges (fees that a Dealer firm charges its representatives for effecting transactions in fund shares) and other similar charges. The Distributor and its affiliates may make other payments or allow other promotional incentives to Dealers to the extent permitted by SEC and NASD rules and by other applicable laws and regulations.

In some instances, these incentives may be made available only to Dealers whose representatives have sold or may sell a significant number of shares. The Dealers receiving additional payments include those that may recommend that their clients consider or select an AXA Enterprise Fund for investment purposes, including those that may include one or more AXA Enterprise Funds on a “preferred” or “recommended” list of mutual funds. These payments may create an incentive for a Dealer firm or its representatives to recommend or offer shares of AXA Enterprise Funds to its customers over shares of other funds. In addition, these payments may result in greater access by the Distributor or its affiliates to, without limitation, the Dealer, its representatives, advisors and consultants and sales meetings, than other funds which do not make such payments or which make lower such payments.

In addition to the Dealer compensation described above, the funds may pay fees to the Dealers and their affiliated persons for maintaining fund share balances and/or for subaccounting, administrative or transaction processing services related to the maintenance of accounts for retirement and benefit plans and other omnibus accounts (“subaccounting fees”). Such subaccounting fees are paid by the funds and are designed to be equal to or less than the fees the funds would pay to their transfer agent for similar services. Because these subaccounting fees are directly related to the number of accounts and assets for which the Dealers provide services, the fees will increase with the success of the Dealers’ sales activities.

The funds’ portfolio transactions are not used as a form of sales-related compensation to Dealers that sell shares of the funds and the sale of such shares is not considered as a factor in the selection of broker-dealers to execute the funds’ portfolio transactions. The sub-advisers place each fund’s portfolio transactions with broker-dealer firms based on the firm’s ability to provide the best net results from the transaction to the fund. To the extent that a sub-adviser determines that a Dealer can provide a fund with the best net results, the sub-adviser may place the fund’s portfolio transactions with the Dealer even though it sells or has sold shares of the fund.

You can find further information in the SAI about the payments made by the Distributor and its affiliates and the services provided by your Dealer. Your Dealer may charge you fees or commissions in addition to those disclosed in this Prospectus. You can also ask your Dealer about any payments it receives from the Distributor and any services your Dealer provides, as well as about fees and/or commissions it charges.

FUND SERVICES

Ways to Reduce or Eliminate Sales Charges

You may qualify for a reduction or waiver of the sales charge. If you think you qualify for any of the sales charge waivers described below, you or your financial advisor may need to notify and/or provide certain documentation to us. You or your financial advisor also will need to notify us of the existence of other accounts in which there are holdings eligible to be aggregated to meet certain sales load breakpoints. Information you may need to provide to us includes:

•	Information or records regarding shares of the funds held in all accounts at any financial intermediary;

•	Information or records regarding shares of the funds held in any account at any financial intermediary by immediate family members of the shareholder; and/or

•	Any other information that may be necessary for us to determine your eligibility for a reduction or waiver of a sales charge.

Reducing Sales Charges — Class A Shares Only

There are a number of ways you can lower your sales charges on Class A shares, including:

•	Letter of Intent — You are entitled to a reduced sales charge if you execute a Letter of Intent to purchase $100,000 or more of Class A shares at the public offering price within a period of 13 months. Your discount will be determined based on the schedule in the table that appears above in the section entitled “How Sales Charges are Calculated — Class A Shares.” The minimum initial investment under a Letter of Intent is 5% of the amount stated in the Letter of Intent. Class A shares purchased with the first 5% of such amount will be held in escrow (while remaining registered in your name) to secure payment of the higher sales charge that would apply to the shares actually purchased if the full amount stated is not purchased, and such escrowed shares will be involuntarily redeemed to pay the additional sales charge, if necessary. When the full amount has been purchased, the escrow will be released. If you wish to enter into a Letter of Intent, you should complete the appropriate portion of the new account application. At your request, purchases made during the previous 90 days may be included.

•	Rights of Accumulation — You are entitled to a reduced sales charge on additional purchases of a class of shares of a fund if the value of your existing aggregate holdings at the time of the additional purchase, each calculated at the then applicable net asset value per share or the initial purchase price less any redemptions, whichever is higher, plus the amount of the additional purchase equals $100,000 or more. Your discount will be determined based on the schedule in the table that appears above in the section entitled “How Sales Charges are Calculated — Class A Shares.” For purposes of determining the discount, we will aggregate holdings of fund shares of your spouse, immediate family or accounts you control, whether as a single investor or trustee, provided that you notify us of the applicable accounts at the time of your additional investment by providing us with appropriate documentation, including the account numbers for all accounts that you are seeking to aggregate.

Eliminating Sales Charges and the CDSC — Class A Shares Only

Class A shares may be offered without a front-end sales charge or a CDSC to the following individuals and institutions:

•	Any government entity that is prohibited from paying a sales charge or commission to purchase mutual fund shares;

•	Representatives and employees, or their immediate family members, of broker-dealers and other intermediaries that have entered into selling or service arrangements with the Distributor;

•	Financial institutions and other financial institutions’ trust departments for funds over which they exercise exclusive discretionary investment authority and which are held in fiduciary, agency, advisory, custodial or similar capacity;

•	Direct referrals by the Manager’s employees;

•	State-sponsored Texas 529 qualified tuition savings plan; and

•	Clients of fee-based/fee-only financial advisors.

The CDSC will not apply to Class A shares for which the selling dealer is not permitted to receive a sales load or redemption fee imposed on a shareholder with whom such dealer has a fiduciary relationship in accordance with provisions of the Employee Retirement Income Security Act and regulations thereunder, provided that the dealer agrees to certain reimbursement arrangements with the Distributor that are described in the SAI. If the dealer agrees to these reimbursement arrangements, no CDSC will be imposed with respect to Class A shares purchased for $1,000,000 or more.

FUND SERVICES

Ways to Reduce or Eliminate Sales Charges (cont’d)

Eliminating the CDSC

As long as we are notified at the time you sell, the CDSC for any shares may generally be eliminated in the following cases:

•	Distributions to participants or beneficiaries of and redemptions (other than redemption of the entire plan account) by plans qualified under Internal Revenue Code (“IRC”) Section 401(a) or from custodial accounts under IRC Section 403(b)(7), IRAs under IRC Section 408(a), participant-directed non-qualified deferred compensation plans under the IRC Section 457 and other employee benefit plans (“plans”), and returns of excess contributions made to these plans;

•	The liquidation of a shareholder’s account if the aggregate net asset value of shares held in the account is less than the required minimum;

•	Redemptions through a systematic withdrawal plan (however, for Class B shares the amount or percentage you specify in the plan may not exceed, on an annualized basis, 10% of the value of your fund account based upon the value of your fund account on the day you establish your plan);

•	Redemptions of shares of a shareholder (including a registered joint owner) who has died or has become totally disabled (as evidenced by a determination by the federal Social Security Administration);

•	Redemptions made pursuant to any IRA systematic withdrawal based on the shareholder’s life expectancy in accordance with the requirements of the IRC, including substantially equal periodic payments described in IRC Section 72 prior to age 59 1/2 and required minimum distributions after age 70 1/2; or

•	Required minimum distributions from an IRA.

Repurchasing Fund Shares

If you redeem shares of a fund on which you paid an initial sales charge or are charged a CDSC upon redemption, you will be eligible for a reinstatement privilege if you reinvest the proceeds in shares of the same class of the same fund within 180 days of redemption. Specifically, when you reinvest, the fund, if instructed, will waive any initial sales charge or credit your account with the amount of the CDSC that you previously paid. The reinvested shares will keep their original cost and purchase date for purposes of calculating any future CDSCs. Please note: For federal income tax purposes, a redemption is treated as a sale that involves tax consequences, even if the proceeds are later reinvested. Please consult your tax advisor to determine how a redemption would affect you. The fund may modify or terminate the reinstatement privilege at any time.

If you think you may be eligible for a sales charge elimination or reduction, contact your financial professional or Enterprise Group of Funds. Check the SAI for details.

FUND SERVICES

It’s Easy to Open an Account

To open an account with The Enterprise Group of Funds:

1.	Read the Prospectus carefully.

2.	Determine how much you wish to invest. The following chart shows the investment minimums for various types of accounts.

Type of Account	Minimum to Open an Account	Minimum for Subsequent Investments*
Individual Retail Accounts	$2000	$50
Individual Retirement Accounts (IRAs)	$250	$50
Automatic Bank Draft Plan	$250	$50	**
Accounts established in a wrap program with which the Enterprise Group of Funds, AXA Equitable Life Insurance Company, ECM or the Distributor has an agreement	$1000	$50
Coverdell Education Savings Accounts	$250	$50
Corporate retirement accounts, such as 401(k) and 403(b) plans	No minimum requirement.	No minimum requirement.
*	Does not apply to Class Y shares.
**	The Distributor offers an automatic bank draft plan with a minimum initial investment of $250 through which a fund will, following the initial investment, deduct $50 or more on a monthly basis from the investor’s demand deposit account to invest directly in the fund’s Class A, Class B, Class C or Class Y shares.

3.	(a) Call your broker or other financial professional who can assist you in all the steps necessary to open an account; or

(b)  complete the appropriate part of the account application, carefully following the instructions. If you have any questions, please call your financial professional or the Corporation at 1-800-368-3527. For more information on the Corporation’s investment program, refer to the section entitled “Additional Investor Services” in the Prospectus.

4.	Use the following sections as your guide for purchasing shares.

To conform to regulations under the USA PATRIOT Act of 2001, the funds are required to obtain, verify, and record information that identifies each person who opens an account. A new account application includes your name, street address, date of birth and other identification information. The regulations require completion of this information before an account is opened, and you may also be requested to provide other identification documents. In addition, the funds may confirm your identity through the use of identity verification reports provided by consumer reporting agencies. Your personal information will be treated with the utmost confidentiality. If you fail to provide the required information or provide inaccurate information, this may lead to a delay in the processing of your account application and investment. If the funds cannot complete the identification process, your investment and the application may be returned.

A fund will deduct a $35 annual fee from accounts with a balance of less than $1500. This does not apply to Automatic Bank Draft Plan Accounts, Retirement Accounts or Savings Plan Accounts.

Each fund reserves the right to close any fund account whose balance drops to $500 or less due to redemption activity. The fund will not close an account whose balance drops below $500 due to market movement. If an account is closed, its shares will be sold at the NAV on the day the account is closed. A shareholder will be given at least 45 days’ notice before a fund closes an account with a balance of $500 or less so that the shareholder has an opportunity to increase the account balance.

FUND SERVICES

Buying Shares

	Opening an Account	Adding to an Account
Through Your Broker or other Financial Professional
	• Call your broker or other financial professional. Your broker or other financial professional can assist you in all the steps necessary to buy shares.	• Call your broker or other financial professional.
By Mail

•   Payment for shares must be made with a check in U.S. dollars drawn from a U.S. financial institution, payable to “The Enterprise Group of Funds, Inc.” Cash, third party checks, “starter” checks, traveler’s checks, credit cards, credit card checks or money orders will not be accepted.

•   Payment for shares must be made with a check in U.S. dollars drawn from a U.S. financial institution, payable to “The Enterprise Group of Funds, Inc.” Cash, third party checks, “starter” checks, traveler’s checks, credit cards, credit card checks or money orders will not be accepted.

•    Mail the check with your completed application to:

By Regular mail

AXA Enterprise Shareholder Services

P.O. Box 219731

Kansas City, Missouri 64121-9731

By Overnight Mail:

AXA Enterprise Shareholder Services

330 West 9th Street

Kansas City,

Missouri 64105

•   Fill out detachable investment slip from an account statement. If no slip is available, include with the check a letter specifying the fund name, your class of shares, your account number and the registered account name(s).

By Wire
• Call AXA Enterprise Shareholder Services at 1-800-368-3527 to obtain an account number and wire transfer instructions. Your bank may charge you a fee for such a transfer.

•   Visit www.axaenterprise.com to add shares to your account by wire.

•   Instruct your bank to transfer funds to State Street Bank & Trust, ABA #011000028,
Account # 99047144,
Attn: Custody.

•   Specify the fund name, your class of shares, your account number and the registered account name(s). Your bank may charge you a fee for such a transfer.

Automatic Investing Through Automatic Clearing House (“ACH”)
Automatic Bank Draft Plan

•   Indicate on your application that you would like to begin an automatic investment plan through ACH and the amount of the monthly investment (subject to $250 initial investment and $50 minimum subsequent investment).

•   Send a check marked “Void” or a deposit slip from your bank account with your application.

•   Please call AXA Enterprise Shareholder Services at 1-800-368-3527 for an ACH form. A medallion guarantee may be required to add this privilege.

•   Your bank account may be debited monthly for automatic investment into one or more of the funds for each class. Not available for Class Y shares.

FUND SERVICES

Selling Shares

To Sell Some or All of Your Shares

Certain restrictions may apply. See sections entitled “Restrictions on Buying, Selling and Exchanging Shares” and “Selling Restrictions.” In addition, when a shareholder redeems or exchanges shares of an AXA Enterprise Fund (with the exceptions noted herein) which have been held for one month or less, the Corporation will assess and retain for the benefit of the remaining shareholders, a short-term trading fee of 2% of the current net asset value of the shares being redeemed or exchanged. For more information, see “Purchase and Redemption Restrictions on Market-Timers and Active Traders.”

Through Your Broker or other Financial Professional

•   Call your broker or other financial professional. Your broker or other financial professional can assist you in all the steps necessary to sell shares. Your broker or financial professional may charge you for its services.

By Mail

•   Write a letter to request a redemption specifying the name of the fund, the class of shares, your account number, the exact registered account name(s), the number of shares or the dollar amount to be redeemed and the method by which you wish to receive your proceeds. Additional materials may be required (see section entitled “Selling Shares in Writing” and, in particular, the information regarding medallion guarantees).

•   The request must be signed by all of the owners of the shares including the capacity in which they are signing, if appropriate.

•   Mail your request to:

AXA Enterprise Shareholder Services P.O. Box 219731 Kansas City, Missouri 64121-9731

•   Your proceeds (less any applicable CDSC) will be delivered by the method you choose. If you choose to have your proceeds delivered by mail, they will generally be mailed to you on the business day after the request is received. You may also choose to redeem by wire or through ACH (see below).

By Wire

•   Fill out the “Telephone Exchange Privilege and/or Telephone Redemption Privilege” and “Bank Account of Record” sections on your account application.

•   Call AXA Enterprise Shareholder Services at 1-800-368-3527, visit www.axaenterprise.com or indicate in your redemption request letter that you wish to have your proceeds wired to your bank.

•   If you submit a written request, your proceeds may be wired to the bank currently on file. If written instructions are to send the wire to any other bank, or redemption proceeds are greater than $50,000, a medallion guarantee is required. On a telephone request, your proceeds may be wired only to a bank previously designated by you in writing. To change the name of the single designated bank account to receive wire redemption proceeds, you must send a written request with signature(s) guaranteed to AXA Enterprise Shareholder Services.

•   Proceeds (less any applicable CDSC) will generally be wired on the next business day. A wire fee (currently $10) will be deducted from the proceeds. Your bank may also charge you a fee.

By Systematic Withdrawal Plan

•   Please refer to the section entitled “Additional Investor Services” or call AXA Enterprise Shareholder Services at 1-800-368-3527 or your financial professional for more information.

•   Because withdrawal payments may have tax consequences, you should consult your tax adviser before establishing such a plan.

FUND SERVICES

By Telephone

•   If you have authorized this service, you may redeem your shares by telephone by calling 1-800-368-3527.

•   If you make a telephone redemption request, you must furnish the name and address of record of the registered owner, the account number and tax ID number, the amount to be redeemed, and the name of the person making the request.

•   Checks for telephone redemptions will be issued only to the registered shareowner(s) and mailed to the last address of record or exchanged into another AXA Enterprise Fund. All telephone redemption instructions are recorded and are limited to requests of $50,000 or less. If you have previously linked your bank account to your fund account, you can have the proceeds sent via the ACH system to your bank.

•   Proceeds (less any applicable CDSC) will generally be sent on the next business day.

Participate in the Bank Purchase and Redemption Plan
• You may initiate an ACH Purchase or Redemption directly to a bank account when you have established proper instructions, including all applicable bank information, on the account.

FUND SERVICES

Selling Shares in Writing

To redeem your shares in writing, all owners of the shares must sign the redemption request in the exact names in which the shares are registered and indicate any special capacity in which they are signing. If a written request to sell is required, a letter of instruction signed by the authorized owner is necessary. In certain situations a medallion guarantee or additional documentation may be required.

A Medallion Guarantee is necessary if:

•	Total redemption proceeds exceed $50,000;

•	A proceeds check for any amount is mailed to an address other than the address of record or not sent to the registered owner(s); or

•	Wire instructions indicate that wire proceeds should be sent to a bank other than the bank currently on file.

A Medallion Guarantee can be obtained from one of the following sources:

•	A financial professional or securities dealer;

•	A federal savings bank, cooperative or other type of bank;

•	A savings and loan or other thrift institution;

•	A credit union; or

•	A securities exchange or clearing agency.

The table shows account types for which additional documentation may be necessary. Please call your financial professional or AXA Enterprise Shareholder Services regarding requirements for other account types.

Seller (Account Type)	Requirements for written requests
Individual, joint, sole proprietorship, UGMA/UTMA (minor accounts)	• The signatures on the letter must include all persons authorized to sign, including title, if applicable. • Medallion guarantee, if applicable (see above).
Corporate or association accounts	• The signature on the letter must include all trustees authorized to sign, including title.
Owners or trustees of trust accounts

•   The signature on the letter must include all trustees authorized to sign, including title.

•   If the names of the trustees are not registered on the account, include a copy of the trust document certified within the past 60 days.

•   Medallion guarantee, if applicable (see above).

Power of Attorney (POA)

•   The signatures on the letter must include the attorney-in-fact, indicating such title.

•   Medallion guarantee, if applicable (see above).

•   Certified copy of the POA document stating it is still in full force and effect, specifying the exact fund and account number, and certified within 60 days of receipt of instructions.*

Qualified retirement benefit plans	• The signature on the letter must include all trustees authorized to sign, including title. • Medallion guarantee, if applicable (see above).
IRAs	• Additional documentation and distribution forms required.
*	Certification may be made on court documents by the court, usually certified by the clerk of court. POA certification may be made by a commercial bank, broker/member of a domestic stock exchange or practicing attorney.

FUND SERVICES

Exchanging Shares

How to Exchange Fund Shares

Shares of each fund generally may be exchanged for shares of the same class of any other AXA Enterprise Fund, which currently consists of funds of the Corporation and the funds comprising the AXA Enterprise Multimanager Funds Trust and AXA Enterprise Funds Trust, series of mutual funds for which AXA Equitable serves as the investment manager and for which AXA Equitable has retained one or more sub-advisers to provide the day-to-day management, without paying a sales charge or a CDSC. Shares of each fund also may be acquired in exchange for shares of the same class of AXA Enterprise Fund without paying a sales charge or CDSC. For more information about the AXA Enterprise Funds including each fund’s investment policies and strategies, risks, charges and expenses, visit www.axaenterprise.com or call 1-800-432-4320 for a prospectus. Please read the prospectus carefully before investing.

If an exchange results in opening a new account, you are subject to the applicable minimum investment requirement. All exchanges also are subject to the eligibility requirements of the fund into which you are exchanging. The exchange privilege may be exercised only in those states where shares of the AXA Enterprise Fund may be legally sold. The funds may also discontinue or modify the exchange privilege on a prospective basis at any time upon notice to shareholders in accordance with applicable law. For federal income tax purposes, an exchange of fund shares for shares of another AXA Enterprise Fund is treated as a sale on which gain or loss may be recognized. In addition, when a shareholder redeems or exchanges shares of an AXA Enterprise Fund (with the exceptions noted herein) which have been held for one month or less, the Corporation will assess and retain for the benefit of the remaining shareholders, a short-term trading fee of 2% of the current net asset value of the shares being redeemed or exchanged. For more information, see “Purchase and Redemption Restrictions on Market-Timers and Active Traders.”

Through Your Broker or other Financial Professional
• Call your broker or other financial professional. Your broker or other financial professional can assist you in all the steps necessary to sell shares.
By Mail

•   Write a letter to request a redemption specifying the name of the fund from which you are exchanging, the account name(s) and address, the account number, the dollar amount or number of shares to be exchanged and the fund into which you are exchanging.

•   The request must be signed by all of the owners of the shares including the capacity in which they are signing, if appropriate.

•   Mail your request to:

AXA Enterprise Shareholder Services P.O. Box 219731 Kansas City, Missouri 64121-9731
By Telephone

•   If you have authorized this service, you may exchange by telephone by calling 1-800-368-3527.

•   If you make a telephone exchange request, you must furnish the name of the fund from which you are exchanging, the name and address of the registered owner, the account number and tax ID number, the dollar amount or number of shares to be exchanged, the fund into which you are exchanging, and the name of the person making the request.

By Website

•   Log into your account portfolio and select “View Account” for the fund from which you would like to make the exchange. On the next screen, choose “Fund Exchange.” Instructions on the following Exchange Request page will guide you through the final process. Previously outlined exchange guidelines apply to any online exchanges.

FUND SERVICES

Restrictions on Buying, Selling and Exchanging Shares

Purchase and Exchange Restrictions

The funds reserve the right to suspend or change the terms of purchasing, selling or exchanging shares.

Purchase and Redemption Restrictions on Market Timers and Active Traders

Frequent exchanges or purchases and redemptions of AXA Enterprise fund shares, including market timing and other program trading or short-term trading strategies, may be disruptive to the AXA Enterprise funds. Such activity may adversely affect fund performance and the interests of long-term investors by requiring the fund to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, to accommodate frequent trades by investors, a fund may have to sell portfolio securities to have the cash necessary to redeem the market timer’s shares. This can happen when it is not advantageous to sell any securities, so the fund’s performance may be hurt. When large dollar amounts are involved, frequent trading can also make it difficult to use long-term investment strategies because a fund cannot predict how much cash it will have to invest. In addition, disruptive exchanges or purchases and redemptions of fund shares may impede efficient fund management and impose increased transaction costs, such as brokerage and tax costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a fund may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Funds that invest a significant portion of their assets in foreign securities tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than funds that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. market. Securities of small- and mid-capitalization companies and high yield securities also present arbitrage opportunities because the market for such securities may be less liquid than the market for the securities of larger companies and higher quality bonds, which could result in pricing inefficiencies.

The Corporation and the AXA Enterprise Funds discourage frequent exchanges and purchases and redemptions of AXA Enterprise Fund shares by AXA Enterprise Fund shareholders and will not make special arrangements to accommodate such transactions in AXA Enterprise Fund shares. As a general matter, each AXA Enterprise Fund and the Corporation reserve the right to refuse or limit any purchase or exchange order by a particular purchaser (or group of related purchasers) if the transaction is deemed harmful to the AXA Enterprise Fund’s other shareholders or would disrupt the management of the AXA Enterprise Fund.

’The Corporation’s Board has adopted certain procedures to discourage what it considers to be disruptive trading activity. The Corporation seeks to apply its policies and procedures to all shareholders uniformly. It should be recognized, however, that such procedures are subject to limitations:

•	They do not eliminate the possibility that disruptive trading activity, including market timing, will occur or that fund performance will be affected by such activity.

•	The design of such procedures involves inherently subjective judgments, which the Manager, on behalf of ,the Corporation seeks to make in a fair and reasonable manner consistent with the interests of all shareholders.

•	The limits on the Manager’s ability, on behalf of the Corporation, to monitor and detect potentially disruptive trading activity and to impose the trading restrictions and redemption fees described herein, particularly in omnibus account arrangements, which means that some shareholders may be treated differently than others, resulting in the risk that some shareholders may be able to engage in frequent purchases and redemptions, while others will bear the effect of that activity.

If the Manager, on behalf of the Corporation, determines that a shareholder’s exchange or purchase and redemption patterns involving the funds are disruptive to the funds, it may, among other things, refuse or limit any purchase or exchange order. The Manager may also refuse to act on exchange or purchase instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner. In making these determinations, the Manager may consider the combined exchange or purchase and redemption activity of shareholders that it believes are under common ownership, control or direction. The Manager currently considers exchanges into and out of (or vice versa) a fund in less than two-week intervals or exchanges of shares held for less than seven days as potentially disruptive transfer activity.

FUND SERVICES

In addition, when a shareholder redeems or exchanges shares of a fund (with the exceptions described below) which have been held for one month or less, the Corporation will assess and retain for the benefit of the remaining shareholders, a short-term trading fee of 2% of the current net asset value of the shares being redeemed or exchanged. If the short-term trading fee is $50 or less, it may not be assessed on a redemption or exchange; however, during the 30-day period following a purchase or exchange, the fund reserves the right to collect short-term trading fees relating to a series of transactions by a shareholder if, in the aggregate, the fees total more than $50. The funds will use the “first in, first out” method to determine the shareholder’s holding period. Under this method, the date of redemption or exchange will be compared with the earliest purchase date of shares held in the shareholder’s account. The funds reserve the right to modify or discontinue the short-term trading fee at any time or from time to time.

The funds will not assess a redemption fee with respect to certain transactions. At this time, the following shares of the funds will not be subject to the redemption fees:

1. Shares purchased by the reinvestment of dividends or capital gain distributions:

2. Shares redeemed or exchanged by the AXA Enterprise Allocation Funds or the portfolios of the Texas 529 qualified tuition savings plans;

3. Shares redeemed or exchanged through an automatic, nondiscretionary rebalancing or asset reallocation program approved by the Manager; and

4. Shares redeemed by a fund to cover various fees (e.g., account fees).

Consistent with seeking to discourage disruptive trading activity, the Corporation may also, in its sole discretion and without further notice, change what it considers potentially disruptive trading activity and its monitoring procedures and thresholds, change the amount of its short-term trading fee, as well as change its procedures to restrict this activity.

Selling Restrictions

The table below describes restrictions in place on selling shares of any fund described in this Prospectus.

Restriction	Situation
The fund may suspend the right of redemption or postpone payment for more than 7 days:	• When the New York Stock Exchange is closed (other than a weekend/holiday). • During an emergency. • Any other period permitted by the SEC.
Each fund reserves the right to suspend account services or refuse transaction requests:	• With a notice of dispute between registered owners. • With suspicion/evidence of a fraudulent act.
A fund may pay the redemption price in whole or part by a distribution in kind of readily marketable securities in lieu of cash or may take up to 7 days to pay a redemption request in order to raise capital:	• When it is detrimental for a fund to make cash payments as determined in the sole discretion of the Advisor.
A fund may withhold redemption proceeds until the check or funds have cleared:	• When redemptions are made within 10 calendar days of purchase by check of the shares being redeemed.

If you hold certificates representing your shares, they must be sent with your request for it to be honored. AXA Enterprise Shareholder Services recommends that certificates be sent by registered mail.

FUND SERVICES

How Fund Shares are Priced

“Net asset value” is the price of one share of a fund without a sales charge, and is calculated each business day using the following formula:

Net Asset Value =	Total market value of securities + Cash and other assets – Liabilities
Number of outstanding shares

The net asset value of fund shares is determined according to this schedule:

•	A share’s net asset value is determined as of the close of regular trading on the New York Stock Exchange (“Exchange”) on the days the Exchange is open for trading. This is normally 4:00 p.m. Eastern Time.

•	The price you pay or receive for purchasing, redeeming or exchanging a share will be based upon the net asset value next calculated after your order is received “in good order” by the Transfer Agent or an approved financial intermediary (plus or minus applicable sales charges). We consider investments to be received in good order when all required documents and your check or wired funds are received by the Transfer Agent or an approved financial intermediary.

•	Requests received by the Transfer Agent or an approved financial intermediary after the Exchange closes will be processed based upon the net asset value determined at the close of regular trading on the next day that the Exchange is open.

•	A fund heavily invested in foreign securities may have net asset value changes on days when shares cannot be purchased or sold because foreign securities sometimes trade on days when a fund’s shares are not priced.

Generally, portfolio securities are valued as follows:

•	Equity securities — most recent sales price or official closing price or if there is no sale or official closing price, latest available bid price.

•	Debt securities (other than short-term obligations) — based upon pricing service valuations.

•	Short-term obligations (with maturities of 60 days or less) — amortized cost (which approximates market value).

•	Securities traded on foreign exchanges — most recent sales or bid price on the foreign exchange or market, unless a significant event or circumstance occurs after the close of that market or exchange that may materially affect its value. In that case, fair value as determined by or under the direction of the Corporation’s board of directors at the close of regular trading on the Exchange. Foreign currency is converted into U.S. dollar equivalent daily at current exchange rates.

•	Options — last sales price or, if not available, previous day’s sales price. Options not traded on an exchange or actively traded are valued according to fair value methods.

•	Futures — last sales price or, if there is no sale, latest available bid price.

•	Investment company securities — shares of open-end mutual funds held by a portfolio will be valued at the net asset value of the shares of such funds as described in the funds’ prospectuses.

•	Other Securities — other securities and assets for which market quotations are not readily available or for which valuation cannot be provided are valued at their fair value as determined in good faith under the direction of the Corporation’s board of directors. For example, a security whose trading has been halted during the trading day may be fair valued based on the available information at the time of the close of the trading market. Similarly, securities for which there is no ready market (e.g., securities of certain small capitalization issuers and certain issuers located in emerging markets) also may be fair valued. Some methods for valuing these securities may include: fundamental analysis (earnings multiple, etc.), matrix pricing, discounts from market prices of similar securities, or discounts applied due to the nature and duration of restrictions on the disposition of the securities.

Events or circumstances affecting the values of portfolio securities that occur between the closing of their principal markets and the time the net asset value is determined, such as foreign securities trading on foreign exchanges that may close before the time the net asset value is determined, may be reflected in the Corporation’s calculation of net asset values for each applicable portfolio when the Corporation deems that the particular event or circumstance would materially affect such portfolio’s net asset value. Such events or circumstances may be company specific, such as an earnings report, country or region specific, such as a natural disaster, or global in nature. Such events or circumstances also may include significant price movements in the U.S. securities markets.

FUND SERVICES

The effect of fair value pricing as described above is that securities may not be priced on the basis of quotations from the primary market in which they are traded, but rather may be priced by another method that the Corporation’s board of directors believes reflects fair value. As such, fair value pricing is based on subjective judgments and it is possible that the fair value may differ materially from the value realized on a sale. This policy is intended to assure that the fund’s net asset value fairly reflects security values as of the time of pricing. Also, fair valuation of a fund’s portfolio securities can serve to reduce arbitrage opportunities available to short-term traders, but there is no assurance that fair value pricing policies will prevent dilution of the fund’s NAV by short-term traders.

Dividends and Other Distributions

The funds generally distribute most or all of their net investment income and their net realized gains, if any, annually.

Depending on your investment goals and priorities, you may choose to:

•	Reinvest all distributions;

•	Reinvest all distributions in the same class of another AXA Enterprise Fund;

•	Receive distributions from dividends and interest in cash while reinvesting distributions from capital gains in additional shares of the same class of the Fund or in the same class of another AXA Enterprise Fund; or

•	Receive all distributions in cash.

Unless you indicate otherwise, distributions will automatically be reinvested in shares of the same class of the fund at net asset value.

For more information or to change your distribution option, contact the Corporation in writing, contact your broker or call 1-800-368-3527.

Tax Consequences

Each fund intends to meet all requirements of the Internal Revenue Code necessary to continue to qualify for treatment as a “regulated investment company” and thus does not expect to pay any federal income tax on net income and capital gains it distributes to its shareholders.

Fund distributions paid to you, whether in cash or reinvested in additional shares, are generally taxable to you. Distributions derived from net investment income or the excess of net short-term capital gain over net long-term capital loss are generally taxable at ordinary income rates, except that a fund’s dividends attributable to “qualified dividend income” (i.e., dividends it receives on stock of most U.S. and certain foreign corporations with respect to which the fund satisfies certain holding period, debt-financing and other restrictions) generally are subject to a 15% maximum federal income tax rate for individual shareholders who satisfy those restrictions with respect to the fund shares on which the dividends were paid. Distributions of net gains from investments that a fund owns for more than one year and that it designates as capital gain dividends generally are taxable to you as long-term capital gain, regardless of how long you have held fund shares, and also are subject to a 15% maximum federal income tax rate for individual shareholders to the extent the distributions are attributable to net capital gain the fund recognizes on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2009.

An exchange of shares of a fund for shares of another AXA Enterprise Fund is treated as a sale, and any resulting gain or loss will be subject to federal income tax; any such gain an individual shareholder recognizes on a redemption or exchange of his or her fund shares that have been held for more than one year will qualify for the 15% maximum federal income tax rate. If you purchase shares of a fund shortly before it declares a distribution, a portion of the purchase price may be returned to you as a taxable distribution.

If you earn more than $10 annually in distributions from a fund, you will receive a Form 1099 to help you report those distributions and redemption proceeds, if any, that exceed $600 for the year on your federal income tax return. Be sure to keep that form as a permanent record. A fee may be charged for any duplicate forms that are requested.

You should consult your tax advisor about any federal, state and local taxes that may apply to the distributions you receive.

FUND SERVICES

Additional Information

Additional Investor Services

Automatic Bank Draft Plan.

An Automatic Bank Draft Plan is available for investors who wish to purchase shares of one or more of the funds for each class (except Class Y) in amounts of $50 or more on a regular basis by having the amount of the investment automatically deducted from the investor’s checking account. The minimum initial investment for this Plan is $250. Forms authorizing this service are available from the Corporation. To join the Automatic Investment Program, please refer to the section entitled “Buying Shares.”

Automatic Dollar Cost Averaging Plan

You may have your shares automatically invested on a monthly basis into the same class of one or more of the funds. As long as you maintain a balance of $2,000 in the account from which you are transferring your shares, you may transfer $50 or more to an established account in another AXA Enterprise Fund or you may open a new account with $250 or more. This policy also applies to Class Y shares if you are not subject to the minimum. To join the Automatic Investment Program, please refer to the section entitled “Buying Shares.”

Automatic Reinvestment Plan

Dividends and capital gains distributions may be automatically reinvested in the same class of shares without a sales charge.

Dividend Diversification Program

This program allows you to have all dividends and any other distributions automatically invested in shares of the same class of another AXA Enterprise Fund, subject to the eligibility requirements of that other fund and to state securities law requirements. Shares will be purchased at the selected fund’s net asset value without a front-end sales charge or CDSC on the dividend record date. Before establishing a Dividend Diversification Program into any other AXA Enterprise Fund, please carefully read the relevant information about it in the Prospectus.

Automatic Exchange Plan

AXA Enterprise Funds have an automatic exchange plan under which shares of a class of a fund are automatically exchanged each month for shares for the same class of other AXA Enterprise Funds. There is no fee for exchanges made under this plan, but there may be a sales charge or tax consequences in certain circumstances. Please refer to the SAI for more information.

Systematic Withdrawal Plan

If you have at least $5,000 in your account, you may participate in a systematic withdrawal plan. Under this plan, you may arrange monthly, quarterly, semi-annual or annual automatic withdrawals of at least $100 from any fund. The proceeds of each withdrawal will be mailed to you or as you otherwise direct in writing, including to a life insurance company, including an affiliate of the Manager. The $5,000 minimum account size is not applicable to Individual Retirement Accounts. The maximum annual rate at which Class B shares may be sold under a systematic withdrawal plan is 10% of the net asset value of the account. The funds process sales through a systematic withdrawal plan on the 15th day of the month or the following business day if the 15th is not a business day. Any income or capital gain dividends will be automatically reinvested at net asset value. A sufficient number of full and fractional shares will be redeemed to make the designated payment. Depending upon the size of the payments requested and fluctuations in the net asset value of the shares redeemed, sales for the purpose of making such payments may reduce or even exhaust the account. You should not purchase Class A shares while participating in a systematic withdrawal plan because you may be redeeming shares upon which a sales charge was already paid unless you purchased shares at net asset value. The fund will not knowingly permit additional investments of less than $2,000 if you are making systematic withdrawals at the same time. The fund will waive the CDSC on redemptions of shares made pursuant to a systematic withdrawal plan if the proceeds do not exceed 10% annually of the net asset value of the account. The fund may amend the terms of the systematic withdrawal plan on 30 days’ notice. You or the funds may terminate the plan at any time.

FUND SERVICES

Automatic Bank Purchase Plan

If you have your bank account linked to your AXA Enterprise account, you can call Shareholder Services at 1-800-368-3527 prior to 4:00 p.m. Eastern Standard Time and purchase shares at that day’s closing price. The money will be taken from your bank account within one to five days.

AXA Enterprise Funds-Related Web Site

Visit www.axaenterprise.com to review your account balance and recent transaction, to view daily prices and performance information or to order duplicate account statements and tax information.

Transactions Through Processing Organizations

You may purchase or sell fund shares through an organization that provides recordkeeping and consulting serves to 401(k) plans or other employee benefit plans or other omnibus accounts (“Processing Organization”). Processing Organizations may charge you a fee for this service and may require different minimum initial and subsequent investments than the funds. Processing Organizations may also impose other charges or restrictions different from those applicable to shareholders who invest in the funds directly. A Processing Organization, rather than its customers, may be the shareholder of record of your shares. The funds are not responsible for the failure of any Processing Organization to carry out its obligations to its customers. Certain Processing Organizations may receive compensation from AXA Equitable or its affiliates and certain Processing Organizations may receive compensation from the funds for shareholder recordkeeping and similar services.

GLOSSARY OF TERMS

Bid price — The price a prospective buyer is ready to pay. This term is used by traders who maintain firm bid and offer prices in a given security by standing ready to buy or sell security units as publicly quoted prices.

Capital gain distributions — Payments to a fund’s shareholders of profits earned from selling securities in that fund’s portfolio. Capital gains distributions are usually paid once a year.

Derivative — A financial instrument whose value and performance are based on the value and performance of another security or financial instrument.

Diversification — The strategy of investing in a wide range of companies to reduce the risk if an individual company suffers losses.

Duration — A measure of how much a bond’s price fluctuates with changes in comparable interest rates.

Earnings growth — A pattern of increasing rate of growth in earnings per share form one period to another, which usually causes a stock’s price to rise.

Fundamental analysis — An analysis of the balance sheet and income statements of a company in order to forecast its future stock price movements. Fundamental analysis considers past records or assets, earnings, sales, products, management and markets in predicting future trends in these indicators of a company’s success or failure. By appraising a company’s prospects, analysts using such an approach assess whether a particular stock or group of stocks is undervalued or overvalued as its current market price.

Growth Investing — An investment Style that emphasizes companies with strong earnings growth. Growth investing is generally considered more aggressive than “value” investing.

Interest Rate — Rate of interest charged for use of money, usually expressed as an annual rate.

Market capitalization — Market price of a company’s shares multiplied by number of shares outstanding. A common measure of the relative size of a company.

Net asset value (NAV) — The market value of one share of a fund on any given day without taking into account any front-end sales charge or CDSC. It is determined by dividing a fund’s total net assets by the number of shares outstanding.

Price-to-book ratio — Current market price of a stock divided by its book value, or net asset value.

Price-to-earnings ratio — Current market price of a stock divided by its earnings per share. Also known as the “multiple,” the price-to-earnings ratio gives investors an idea of how much they are paying for a company’s earning power and is a useful tool for evaluation the costs of different securities.

Volatility — The general variability of a portfolio’s value resulting from price fluctuations of its investments. In most cases, the more diversified a portfolio is, the less volatile it will be.

Yield — The rate at which a fund earns income, expressed as a percentage. Mutual fund yield calculations are standardized based upon a formula developed by the Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

The following financial highlights tables are intended to help you understand each fund’s financial performance for the periods shown. Certain information reflects financial results for a single fund share. The total returns in the tables represent the rate that a shareholder would have earned (or lost) on an investment in the fund (assuming reinvestment of all dividends and disbursements).

This information has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with the Corporation’s financial statements, is included in the Corporation’s Annual Report. The information should be read in conjunction with the financial statements contained in the Corporation’s Annual Report which are incorporated by reference into the Corporation’s SAI and available upon request.

AXA ENTERPRISE GROWTH FUND

Class A	Year Ended October 31, 2005(c)(e)	Ten Months Ended October 31, 2004(c)	Year Ended December 31,
			2003(c)	2002(c)	2001(c)	2000(c)
Net asset value, beginning of period	$15.61	$15.86	$13.64	$17.78	$20.52	$24.55

Income (loss) from investment operations:
Net investment loss	(0.06)	(0.05)	(0.03)	(0.05)	(0.06)	(0.09)
Net realized and unrealized gain (loss) on investments	1.36	(0.20)	2.25	(4.09)	(2.68)	(1.88)

Total from investment operations	1.30	(0.25)	2.22	(4.14)	(2.74)	(1.97)

Less distributions:
Distributions from realized gains	—	—	—	—	—	(2.06)

Redemption Fees	— #	—	—	—	—	—

Net asset value, end of period	$16.91	$15.61	$15.86	$13.64	$17.78	$20.52

Total return (b)†	8.33%	(1.58)%	16.28%	(23.28)%	(13.35)%	(7.94)%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$855,181	$961,077	$960,098	$689,196	$820,971	$1,029,590
Ratio of expenses to average net assets:
After waivers (a)	1.60%	1.55%	1.55%	1.58%	1.49%	1.41%
After waivers and fees paid indirectly (a)	1.59%	N/A	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.61%	1.55%	1.55%	1.58%	1.49%	1.41%
Ratio of net investment loss to average net assets:
After waivers (a)	(0.35)%	(0.35)%	(0.18)%	(0.30)%	(0.36)%	(0.41)%
After waivers and fees paid indirectly (a)	(0.34)%	N/A	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	(0.36)%	(0.35)%	(0.18)%	(0.30)%	(0.36)%	(0.41)%
Portfolio turnover rate (f)	51%	41%	38%	43%	52%	65%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$—	**	**	**	**	**

FINANCIAL HIGHLIGHTS (cont’d)

Class B	Year Ended October 31, 2005(c)(e)	Ten Months Ended October 31, 2004(c)	Year Ended December 31,
			2003(c)	2002(c)	2001(c)	2000(c)
Net asset value, beginning of period	$14.72	$15.03	$13.00	$17.04	$19.76	$23.84

Income (loss) from investment operations:
Net investment loss	(0.14)	(0.11)	(0.10)	(0.13)	(0.16)	(0.21)
Net realized and unrealized gain (loss) on investments	1.28	(0.20)	2.13	(3.91)	(2.56)	(1.81)

Total from investment operations	1.14	(0.31)	2.03	(4.04)	(2.72)	(2.02)

Less distributions:
Distributions from realized gains	—	—	—	—	—	(2.06)

Redemption Fees	— #	—	—	—	—	—

Net asset value, end of period	$15.86	$14.72	$15.03	$13.00	$17.04	$19.76

Total return (b)†	7.74%	(2.06)%	15.62%	(23.71)%	(13.77)%	(8.40)%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$302,576	$391,307	$461,562	$426,757	$605,432	$736,423
Ratio of expenses to average net assets:
After waivers (a)	2.15%	2.10%	2.10%	2.12%	2.04%	1.96%
After waivers and fees paid indirectly (a)	2.14%	N/A	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	2.16%	2.10%	2.10%	2.12%	2.04%	1.96%
Ratio of net investment loss to average net assets:
After waivers (a)	(0.90)%	(0.90)%	(0.73)%	(0.85)%	(0.91)%	(0.95)%
After waivers and fees paid indirectly (a)	(0.89)%	N/A	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	(0.91)%	(0.90)%	(0.73)%	(0.85)%	(0.91)%	(0.95)%
Portfolio turnover rate (f)	51%	41%	38%	43%	52%	65%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$—	**	**	**	**	**

FINANCIAL HIGHLIGHTS (cont’d)

Class C	Year Ended October 31, 2005(c)(e)	Ten Months Ended October 31, 2004(c)	Year Ended December 31,
			2003(c)	2002(c)	2001(c)	2000(c)
Net asset value, beginning of period	$14.93	$15.24	$13.18	$17.27	$20.04	$24.14

Income (loss) from investment operations:
Net investment loss	(0.14)	(0.11)	(0.10)	(0.13)	(0.16)	(0.21)
Net realized and unrealized gain (loss) on investments	1.29	(0.20)	2.16	(3.96)	(2.61)	(1.83)

Total from investment operations	1.15	(0.31)	2.06	(4.09)	(2.77)	(2.04)

Less distributions:
Distributions from realized gains	—	—	—	—	—	(2.06)

Redemption Fees	— #	—	—	—	—	—

Net asset value, end of period	$16.08	$14.93	$15.24	$13.18	$17.27	$20.04

Total return (b)†	7.70%	(2.03)%	15.63%	(23.68)%	(13.82)%	(8.38)%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$165,338	$195,473	$211,086	$174,419	$214,230	$253,834
Ratio of expenses to average net assets:
After waivers (a)	2.15%	2.10%	2.10%	2.13%	2.04%	1.96%
After waivers and fees paid indirectly (a)	2.14%	N/A	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	2.16%	2.10%	2.10%	2.13%	2.04%	1.96%
Ratio of net investment loss to average net assets:
After waivers (a)	(0.90)%	(0.90)%	(0.73)%	(0.85)%	(0.91)%	(0.96)%
After waivers and fees paid indirectly (a)	(0.89)%	N/A	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	(0.91)%	(0.90)%	(0.73)%	(0.85)%	(0.91)%	(0.96)%
Portfolio turnover rate (f)	51%	41%	38%	43%	52%	65%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$—	**	**	**	**	**

FINANCIAL HIGHLIGHTS (cont’d)

Class Y	Year Ended October 31, 2005(c)(e)	Ten Months Ended October 31, 2004(c)	Year Ended December 31,
			2003(c)	2002(c)	2001(c)	2000(c)
Net asset value, beginning of period	$16.33	$16.53	$14.15	$18.37	$21.10	$25.06

Income (loss) from investment operations:
Net investment income (loss)	0.02	0.01	(0.04)	0.02	0.02	0.01
Net realized and unrealized gain (loss) on investments	1.42	(0.21)	2.42	(4.24)	(2.75)	(1.91)

Total from investment operations	1.44	(0.20)	2.38	(4.22)	(2.73)	(1.90)

Less distributions:
Distributions from realized gains	—	—	—	—	—	(2.06)

Redemption Fees	— #	—	—	—	—	—

Net asset value, end of period	$17.77	$16.33	$16.53	$14.15	$18.37	$21.10

Total return (b)	8.82%	(1.21)%	16.82%	(22.97)%	(12.94)%	(7.49)%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$49,490	$56,861	$56,846	$41,255	$52,671	$66,749
Ratio of expenses to average net assets:
After waivers (a)	1.15%	1.10%	1.10%	1.13%	1.04%	0.96%
After waivers and fees paid indirectly (a)	1.14%	N/A	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.16%	1.10%	1.10%	1.13%	1.04%	0.96%
Ratio of net investment income (loss) to average net assets:
After waivers (a)	0.10%	0.10%	0.27%	0.15%	0.09%	0.03%
After waivers and fees paid indirectly (a)	0.11%	N/A	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	0.09%	0.10%	0.27%	0.15%	0.09%	0.03%
Portfolio turnover rate (f)	51%	41%	38%	43%	52%	65%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$—	**	**	**	**	**

FINANCIAL HIGHLIGHTS (cont’d)

AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND

Class A	Year Ended October 31, 2005(c)(e)	Ten Months Ended October 31, 2004(c)	Year Ended December 31,		February 28, 2001* to December 31, 2001(c)
			2003(c)	2002(c)
Net asset value, beginning of period	$11.26	$11.05	$9.70	$10.10	$10.00

Income (loss) from investment operations:
Net investment income (loss)	0.05	(0.03)	(0.06)	(0.02)	0.01
Net realized and unrealized gain (loss) on investments and foreign currency transactions	0.70	0.24	1.56	(0.31)	0.21

Total from investment operations	0.75	0.21	1.50	(0.33)	0.22

Less distributions:
Distributions from realized gains	(0.39)	—	(0.15)	(0.07)	(0.12)

Redemption fees	— #	— #	—	—	—

Net asset value, end of period	$11.62	$11.26	$11.05	$9.70	$10.10

Total return (b)†	6.77%	1.90%	15.45%	(3.28)%	2.22%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$186,769	$120,465	$67,912	$31,022	$23,876
Ratio of expenses to average net assets:
After waivers (a)	1.71%	1.74%	1.76%	1.83%	1.90%
After waivers and fees paid indirectly (a)	1.66%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.71%	1.74%	1.76%	1.83%	2.11%
Ratio of net investment income (loss) to average net assets:
After waivers (a)	0.42%	(0.33)%	(0.57)%	(0.16)%	0.16%
After waivers and fees paid indirectly (a)	0.47%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	0.42%	(0.33)%	(0.57)%	(0.16)%	(0.05)%
Portfolio turnover rate (f)	183%	138%	233%	184%	238%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$—	**	**	**	**

FINANCIAL HIGHLIGHTS (cont’d)

Class B	Year Ended October 31, 2005(c)(e)	Ten Months Ended October 31, 2004(c)		Year Ended December 31,		February 28, 2001* to December 31, 2001(c)
				2003(c)	2002(c)
Net asset value, beginning of period	$11.03	$10.87		$9.59	$10.05	$10.00

Income (loss) from investment operations:
Net investment income loss	(0.01)	(0.08)		(0.11)	(0.07)	(0.03)
Net realized and unrealized gain (loss) on investments and foreign currency transactions	0.68	0.24		1.54	(0.32)	0.20

Total from investment operations	0.67	0.16		1.43	(0.39)	0.17

Less distributions:
Distributions from realized gains	(0.39)	—		(0.15)	(0.07)	(0.12)

Redemption fees	—	—	#	—	—	—

Net asset value, end of period	$11.31	$11.03		$10.87	$9.59	$10.05

Total return (b)†	6.17%	1.47%		14.90%	(3.89)%	1.72%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$49,896	$45,335		$35,564	$23,554	$21,195
Ratio of expenses to average net assets:
After waivers (a)	2.26%	2.29	%(e)	2.31%	2.38%	2.45%
After waivers and fees paid indirectly (a)	2.21%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	2.26%	2.29	%(e)	2.31%	2.38%	2.66%
Ratio of net investment income (loss) to average net assets:
After waivers (a)	(0.13)%	(0.88	)%(e)	(1.12)%	(0.71)%	(0.37)%
After waivers and fees paid indirectly (a)	(0.08)%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	(0.13)%	(0.88	)%(e)	(1.12)%	(0.71)%	(0.58)%
Portfolio turnover rate (f)	183%	138%		233%	184%	238%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$—	**		**	**	**

FINANCIAL HIGHLIGHTS (cont’d)

Class C	Year Ended October 31, 2005(c)(e)	Ten Months Ended October 31, 2004(c)		Year Ended December 31,		February 28, 2001* to December 31, 2001(c)
				2003(c)	2002(c)
Net asset value, beginning of period	$11.03	$10.87		$9.60	$10.05	$10.00

Income (loss) from investment operations:
Net investment loss	(0.01)	(0.08)		(0.11)	(0.07)	(0.03)
Net realized and unrealized gain (loss) on investments and foreign currency transactions	0.68	0.24		1.53	(0.31)	0.20

Total from investment operations	0.67	0.16		1.42	(0.38)	0.17

Less distributions:
Distributions from realized gains	(0.39)	—		(0.15)	(0.07)	(0.12)

Redemption fees	— #	—	#	—	—	—

Net asset value, end of period	$11.31	$11.03		$10.87	$9.60	$10.05

Total return (b)†	6.17%	1.47%		14.78%	(3.79)%	1.72%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$100,671	$71,454		$42,882	$18,229	$11,543
Ratio of expenses to average net assets:
After waivers (a)	2.26%	2.29	%(e)	2.31%	2.39%	2.45%
After waivers and fees paid indirectly (a)	2.21%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	2.26%	2.29	%(e)	2.31%	2.39%	2.66%
Ratio of net investment income (loss) to average net assets:
After waivers (a)	(0.13)%	(0.88	)%(e)	(1.12)%	(0.72)%	(0.37)%
After waivers and fees paid indirectly (a)	(0.08)%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	(0.13)%	(0.88	)%(e)	(1.12)%	(0.72)%	(0.58)%
Portfolio turnover rate (f)	183%	138%		233%	184%	238%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$—	**		**	**	**

FINANCIAL HIGHLIGHTS (concluded)

Class Y	Year Ended October 31, 2005(c)(e)	Ten Months Ended October 31, 2004(c)		Year Ended December 31,		February 28, 2001* to December 31, 2001(c)
				2003(c)	2002(c)
Net asset value, beginning of period	$11.45	$11.19		$9.77	$10.13	$10.00

Income (loss) from investment operations:
Net investment income (loss)	0.11	0.01		(0.01)	0.03	0.06
Net realized and unrealized gain (loss) on investments and foreign currency transactions	0.71	0.25		1.58	(0.32)	0.19

Total from investment operations	0.82	0.26		1.57	(0.29)	0.25

Less distributions:
Distributions from realized gains	(0.39)	—		(0.15)	(0.07)	(0.12)

Redemption fees	—	—	#	—	—	—

Net asset value, end of period	$11.88	$11.45		$11.19	$9.77	$10.13

Total return (b)	7.28%	2.32%		16.06%	(2.87)%	2.52%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$37,489	$12,001		$4,885	$1,014	$724
Ratio of expenses to average net assets:
After waivers (a)	1.26%	1.29	%(e)	1.31%	1.38%	1.45%
After waivers and fees paid indirectly (a)	1.21%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.26%	1.29	%(e)	1.31%	1.38%	1.66%
Ratio of net investment income (loss) to average net assets:
After waivers (a)	0.87%	0.12	%(e)	(0.11)%	0.30%	0.68%
After waivers and fees paid indirectly (a)	0.92%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	0.87%	0.12	%(e)	(0.11)%	0.30%	0.47%
Portfolio turnover rate (f)	183%	138%		233%	184%	238%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$—	**		**	**	**

*	Commencement of Operations.

**	Prior to the year ended October 31, 2005, these per share amounts were not provided.

#	Per share amount is less than $0.005.

†	The total returns for Class A, Class B and Class C do not include sales charges.

(a)	Ratios for periods less than one year are annualized.

(b)	Total return for periods less than one year are not annualized.

(c)	Net investment income and capital changes per share are based on daily average shares outstanding.

(e)	Reflects overall fund ratios adjusted for class specific expenses.

(f)	Portfolio turnover rate for periods less than one year are not annualized.

If you would like more information about the funds, the following documents are available free of charge upon request and on the funds’ website at www.axaenterprise.com:

Annual and Semi-Annual Reports — Contain financial statements, performance data and information on portfolio holdings. The annual report also contains a written analysis of market conditions and investment strategies that significantly affected a fund’s performance during the last fiscal year.

Statement of Additional Information (SAI) — Contains additional information about the funds’ policies, investment restrictions and business structure. This prospectus incorporates the SAI by reference.

Portfolio Holdings Disclosure — A description of the funds’ policies and procedures with respect to the disclosure of their portfolio securities holdings is available (i) in the funds’ SAI and (ii) on the funds’ website at www.axaenterprise.com.

To order a free copy of a fund’s SAI and/or Annual and Semi-Annual Report,

contact your financial professional, or the Distributor at:

Enterprise Fund Distributors, Inc.

Atlanta Financial Center

3343 Peachtree Road, N.E., Suite 450

Atlanta, Georgia 30326

Telephone: 1-800-432-4320

Internet: www.axaenterprise.com

Your financial professional or the Corporation will also be happy to answer your questions or to provide any additional information that you may require.

Information about the funds (including the SAI) can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the

Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the funds are available on the EDGAR database on the SEC’s

Internet site at:

http://www.sec.gov.

Investors may also obtain this information, after paying a duplicating fee, by electronic request at the following E-mail address:

publicinfo@sec.gov or by writing the

SEC’s Public Reference Section,

Washington, D.C. 20549-0102.

Enterprise Group of Funds, Inc.

AXA Enterprise Growth Fund

AXA Enterprise Mergers and Acquisitions Fund

(Investment Company Act File No. 811-01582)

©2006 AXA Enterprise Funds